Exhibit 4.17

SECOND AMENDED AND RESTATED TRUST AGREEMENT

among

THE CHARLES SCHWAB CORPORATION,

as Sponsor,

THE BANK OF NEW YORK TRUST COMPANY, N.A.,

as Property Trustee,

THE BANK OF NEW YORK (DELAWARE),

as Delaware Trustee,

and

THE ADMINISTRATIVE TRUSTEES NAMED HEREIN

Dated as of October 5, 2007

SCHWAB CAPITAL TRUST I

i

ii

iii

SECOND AMENDED AND RESTATED TRUST AGREEMENT, dated as of October 5, 2007, among (i) The Charles Schwab Corporation, a Delaware corporation (including any successors or assigns, the “Sponsor”), (ii) The Bank of New York Trust Company, N.A., as property trustee (in each such capacity, the “Property Trustee” and, in its separate corporate capacity and not in its capacity as Property Trustee, the “Bank”), (iii) The Bank of New York (Delaware), as Delaware trustee (the “Delaware Trustee”), (iv) Carrie Dolan, an individual, Geoffrey Huggins, an individual and Bruce Marcellus, an individual, each of whose address is c/o The Charles Schwab Corporation, 120 Kearny Street, San Francisco, California 94104 (each an “Administrative Trustee” and collectively the “Administrative Trustees”) (the Property Trustee, the Delaware Trustee and the Administrative Trustees referred to collectively as the “Trustees”) and (v) the several Holders, as hereinafter defined.

WITNESSETH

WHEREAS, the Sponsor and the Delaware Trustee have heretofore duly declared and established a statutory trust pursuant to the Delaware Statutory Trust Act by the entering into of that certain Trust Agreement, dated as of April 19, 2004 (the “Original Trust Agreement”), and by the execution and filing by the Delaware Trustee with the Secretary of State of the State of Delaware of the Certificate of Trust, filed on April 19, 2004, attached as Exhibit A; and

WHEREAS, the Sponsor and the Delaware Trustee have amended and restated the Original Trust Agreement on September 24, 2007, by entering into that certain Amended and Restated Trust Agreement, dated as of April 19, 2004 (the “First Amended and Restated Trust Agreement”); and

WHEREAS, the parties hereto desire to amend and restate the First Amended and Restated Trust Agreement in its entirety as set forth herein to provide for, among other things, (i) the issuance of the Trust Common Securities by the Trust to the Sponsor, (ii) the issuance and sale of the Trust Preferred Securities by the Trust pursuant to the Underwriting Agreement, (iii) the acquisition by the Trust from the Sponsor of all of the right, title and interest in the Junior Subordinated Notes and (iv) the appointment of the Property Trustee and the Administrative Trustees;

NOW THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, each party, for the benefit of the other parties and for the benefit of the Holders, hereby amends and restates the First Amended and Restated Trust Agreement in its entirety and agrees as follows:

ARTICLE I

DEFINED TERMS

Section 1.1 Definitions. For all purposes of this Trust Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(a) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

(b) all other terms used herein that are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

(c) unless the context otherwise requires, any reference to an “Article” or a “Section” refers to an Article or a Section, as the case may be, of this Trust Agreement;

(d) the words “hereby,” “herein,” “hereof” and “hereunder” and other words of similar import refer to this Trust Agreement as a whole and not to any particular Article, Section or other subdivision; and

(e) the following defined terms have the following meanings:

“Act” has the meaning specified in Section 6.8(a).

“Additional Amount” means, with respect to Trust Securities of a given Liquidation Amount and/or a given period, the amount of Additional Interest (as defined in the Indenture) paid by the Sponsor on a Like Amount of Junior Subordinated Notes for such period.

“Administrative Trustee” means each of the Persons identified as an “Administrative Trustee” in the preamble to this Trust Agreement solely in such Person’s capacity as Administrative Trustee of the Trust continued hereunder and not in such Person’s individual capacity, or such Administrative Trustee’s successor in interest in such capacity, or any successor trustee appointed as herein provided.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Authorized Officer” of any Person means any officer of such Person or any Person authorized by or pursuant to a resolution of the Board of Directors of such Person.

“Bank” has the meaning specified in the preamble to this Trust Agreement.

“Bankruptcy Event” means, with respect to any Person:

(a) the entry of a decree or order by a court having jurisdiction in the premises judging such Person a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjudication or composition of or in respect of such Person under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law, or appointing a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of such Person or of any substantial part of its property or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or

(b) the institution by such Person of proceedings to be adjudicated a bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law, or the consent by it to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or similar official) of such Person or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due and its willingness to be adjudicated a bankrupt, or the taking of corporate action by such Person in furtherance of any such action.

“Bankruptcy Laws” has the meaning specified in Section 11.9.

“Base Indenture” means the Junior Subordinated Indenture, dated as of October 5, 2007 between the Sponsor and the Indenture Trustee, as trustee.

“Board of Directors” of any Person means either the board of directors of such Person or any committee of such board duly authorized to act hereunder.

“Book-Entry Trust Preferred Securities Certificates” means a beneficial interest in the Trust Preferred Securities Certificates, ownership and transfers of which shall be made through book entries by a Clearing Agency as described in Section 5.11.

“Business Day” means a day other than a Saturday, Sunday, or any other day on which banking institutions in New York, New York are authorized or required by law or executive order to remain closed, or, on or after November 15, 2017, a day that is not a London Banking Day.

“Certificate Depository Agreement” means the Issuer Letter of Representations between the Trust and The Depository Trust Company, as the initial Clearing Agency, dated as of the Closing Date.

“Clearing Agency” means an organization registered as a “clearing agency” pursuant to Section 17A of the Exchange Act. The Depository Trust Company will be the initial Clearing Agency.

“Clearing Agency Participant” means a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

“Closing Date” has the meaning set forth in the Underwriting Agreement.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, as amended, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

“Corporate Trust Office” means (i) when used with respect to the Property Trustee, the office of the Property Trustee at which at any time its corporate trust business shall be principally administered, which office at the date hereof is located at The Bank of New York Trust Company, N.A., 700 South Flower Street, Suite 500, Los Angeles, California 90017 and (ii) when used with respect to the Indenture Trustee, the principal office of the Indenture Trustee at which at any time its corporate trust business shall be principally administered, which office at the date hereof is located at The Bank of New York Trust Company, N.A., 700 South Flower Street, Suite 500, Los Angeles, California 90017, or, in the case of the locations listed in (i) or (ii) such other address as may be designated by written notice to the Holders and the Sponsor.

“Definitive Trust Preferred Securities Certificates” means either or both (as the context requires) of (a) Trust Preferred Securities Certificates issued as Book-Entry Trust Preferred Securities Certificates as provided in Section 5.11(a) and (b) Trust Preferred Securities Certificates issued in certificated, fully registered form as provided in Section 5.13.

“Delaware Statutory Trust Act” means Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. § 3801, et seq., as it may be amended from time to time.

“Delaware Trustee” means the Person identified as the “Delaware Trustee” in the preamble to this Trust Agreement solely in its capacity as Delaware Trustee of the Trust continued hereunder and not in its individual capacity, or its successor in interest in such capacity, or any successor trustee appointed as herein provided.

“Direct Action” has the meaning specified in Section 5.14(c).

“Distribution Date” has the meaning specified in Section 4.1(a)(i).

“Distribution Period” means the period beginning on and including October 5, 2007 and ending on but excluding the first Distribution Date on November 15, 2007, and each period after that period beginning on and including a Distribution Date and ending on but excluding the next Distribution Date.

“Distributions” means amounts payable in respect of the Trust Securities as provided in Section 4.1.

“Early Termination Event” has the meaning specified in Section 9.2.

“Event of Default” means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a) the occurrence of a Note Event of Default; or

(b) default by the Trust in the payment of any Distribution when it becomes due and payable, and continuation of such default for a period of 30 days (subject to the deferral of any interest payment date as permitted in the Supplemental Indenture); or

(c) default by the Trust in the payment of any Redemption Price of any Trust Security when it becomes due and payable; or

(d) default in the performance, or breach, in any material respect, of any covenant or warranty of the Trustees in this Trust Agreement (other than a covenant or warranty a default in the performance or breach of which is dealt with in clause (b) or (c) above) and continuation of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the defaulting Trustee or Trustees by the Holders of at least 25% in aggregate Liquidation Amount of the Outstanding Trust Preferred Securities, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “notice of default” hereunder; or

(e) the occurrence of a Bankruptcy Event with respect to the Property Trustee and the failure by the Sponsor to appoint a successor Property Trustee within 60 days thereof.

“Exchange Act” means the Securities Exchange Act of 1934 and any statute successor thereto, in each case as amended from time to time.

“Expiration Date” has the meaning specified in Section 9.1.

“Federal Reserve” means the Board of Governors of the Federal Reserve System, together with any other federal regulatory agency having primary jurisdiction over the Sponsor other than the Office of Thrift Supervision.

“First Amended and Restated Trust Agreement” has the meaning specified in the recitals hereto.

“Guarantee” means the Guarantee Agreement, dated as of October 5, 2007 between the Sponsor, as the holder of all the Trust Common Securities, and The Bank of New York Trust Company, N.A., as guarantee trustee, for the benefit of the holders of the Trust Securities, as amended from time to time.

“Holder” means a Person in whose name a Trust Security or Trust Securities is registered in the Securities Register; any such Person shall be deemed to be a beneficial owner within the meaning of the Delaware Statutory Trust Act; provided, however, that in determining whether the Holders of the requisite amount of Trust Preferred Securities have voted on any matter provided for in this Trust Agreement, then for the purpose of any such determination, so long as Definitive Trust Preferred Securities Certificates have not been issued, the term Holders or Holders as used herein shall refer to the Owners.

“Indenture” means the Base Indenture, as amended and supplemented by the Supplemental Indenture and as further amended or supplemented from time to time.

“Indenture Trustee” means The Bank of New York Trust Company, N.A. and any successor thereto, as trustee under the Indenture.

“Investment Company Act” means the Investment Company Act of 1940, or any successor statute thereto, in each case as amended from time to time.

“Junior Subordinated Notes” means the Sponsor’s Fixed to Floating Rate Junior Subordinated Notes due 2067 issued pursuant to the Supplemental Indenture.

“Lien” means any lien, pledge, charge, encumbrance, mortgage, deed of trust, adverse ownership interest, hypothecation, assignment, security interest or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever.

“Like Amount” means (a) with respect to a redemption of Trust Securities, Trust Securities having a Liquidation Amount equal to the principal amount of Junior Subordinated Notes to be contemporaneously redeemed or repaid in accordance with the Supplemental Indenture the proceeds of which will be used to pay the Redemption Price of such Trust Securities, and (b) with respect to a distribution of Junior Subordinated Notes to Holders of Trust Securities in connection with a dissolution or liquidation of the Trust, Junior Subordinated Notes having a principal amount equal to the Liquidation Amount of the Trust Securities of the Holder to whom such Junior Subordinated Notes are distributed.

“Liquidation Amount” means the stated amount of $1,000 per Trust Security.

“Liquidation Date” means the date on which Junior Subordinated Notes are to be distributed to Holders of Trust Securities in connection with a termination and liquidation of the Trust pursuant to Section 9.4(a).

“Liquidation Distribution” has the meaning specified in Section 9.4(d).

“London Banking Day” means any day on which commercial banks are open for general business (including dealings in deposits in United States dollars) in London, England.

“Note Event of Default” means an “Event of Default” as defined in the Supplemental Indenture.

“Note Redemption Date” means, with respect to any Junior Subordinated Notes to be redeemed under the Supplemental Indenture, the date fixed for redemption under the Supplemental Indenture.

“Officers’ Certificate” means a certificate signed by any two Authorized Officers of the Sponsor, and delivered to the appropriate Trustee. One of the officers signing an Officers’ Certificate given pursuant to Section 8.16 shall be the principal executive officer, principal financial officer or principal accounting officer of the Sponsor. Any Officers’ Certificate delivered with respect to compliance with a condition or covenant provided for in this Trust Agreement shall include:

(a) a statement that each officer signing the Officers’ Certificate has read the covenant or condition and the definitions relating thereto;

(b) a brief statement of the nature and scope of the examination or investigation undertaken by each officer in rendering the Officers’ Certificate;

(c) a statement that each such officer has made such examination or investigation as, in such officer’s opinion, is necessary to enable such officer to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d) a statement as to whether, in the opinion of each such officer, such condition or covenant has been complied with.

“Opinion of Counsel” means a written opinion of counsel, who may be counsel for the Trust or the Sponsor, but not an employee of the Trust.

“Original Trust Agreement” has the meaning specified in the recitals hereto.

“Outstanding,” when used with respect to Trust Securities, means, as of the date of determination, all Trust Securities theretofore executed and delivered under this Trust Agreement, except:

(a) Trust Securities theretofore cancelled by the Securities Registrar or delivered to the Securities Registrar for cancellation;

(b) Trust Securities for whose payment or redemption money in the necessary amount has been theretofore deposited with the Property Trustee or any Paying Agent for the Holders of such Trust Securities; provided that, if such Trust Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Trust Agreement; and

(c) Trust Securities which have been paid or in exchange for or in lieu of which other Trust Preferred Securities have been executed and delivered pursuant to Sections 5.4, 5.5, 5.11 and 5.13;

provided, however, that in determining whether the Holders of the requisite Liquidation Amount of the Outstanding Trust Preferred Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Trust Preferred Securities beneficially owned by the Sponsor, any Trustee or any Affiliate of the Sponsor or any Trustee shall be disregarded and deemed not to be Outstanding, except that (a) in determining whether any Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Trust Preferred Securities that such Trustee actually knows to be so owned shall be so disregarded and (b) the foregoing shall not apply at any time when all of the outstanding Trust Preferred Securities are owned by the Sponsor, one or more of the Trustees and/or any such Affiliate. Trust Preferred Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Administrative Trustees the pledgee’s right so to act with respect to such Trust Preferred Securities and that the pledgee is not the Sponsor or any Affiliate of the Sponsor.

“Owner” means each Person who is the beneficial owner of a Book-Entry Trust Preferred Securities Certificate as reflected in the records of the Clearing Agency or, if a Clearing Agency Participant is not the Owner, then as reflected in the records of a Person maintaining an account with such Clearing Agency (directly or indirectly, in accordance with the rules of such Clearing Agency).

“Paying Agent” means any paying agent or co-paying agent appointed pursuant to Section 5.9 and shall initially be the Bank.

“Payment Account” means a segregated non-interest-bearing corporate trust account maintained by or on behalf of the Property Trustee for the benefit of the Holders in which all amounts paid in respect of the Junior Subordinated Notes will be held and from which the Property Trustee, through the Paying Agent, shall make payments to the Holders in accordance with Sections 4.1 and 4.2.

“Person” means any individual, corporation, partnership, joint venture, trust, limited liability company, unincorporated organization or government or any agency or political subdivision thereof.

“Property Trustee” means the Person identified as the “Property Trustee” in the preamble to this Trust Agreement solely in its capacity as Property Trustee of the Trust continued hereunder and not in its individual capacity, or its successor in interest in such capacity, or any successor property trustee appointed as herein provided.

“Prospectus Supplement” means the prospectus supplement, dated October 2, 2007, of the Sponsor and the Trust relating to the offering of the Trust Preferred Securities.

“Redemption Date” means, with respect to any Trust Security to be redeemed, the date fixed for such redemption by or pursuant to this Trust Agreement; provided that each Note Redemption Date and the stated maturity of the Junior Subordinated Notes shall be a Redemption Date for a Like Amount of Trust Securities.

“Redemption Price” means, with respect to any Trust Security, the Liquidation Amount of such Trust Security, plus accumulated and unpaid Distributions to the Redemption Date, plus the related amount of the premium, if any, paid by the Sponsor upon the concurrent redemption of a Like Amount of Junior Subordinated Notes.

“Relevant Trustee” shall have the meaning specified in Section 8.10.

“Responsible Officer” means, with respect to The Bank of New York Trust Company, N.A. in its capacity as Property Trustee, any officer assigned to its corporate trust department, including any vice president, assistant vice president, assistant treasurer, trust officer or any other officer of The Bank of New York Trust Company, N.A who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who has direct responsibility for the administration of this Trust Agreement.

“Securities Act” means the Securities Act of 1933, and any successor statute thereto, in each case as amended from time to time.

“Securities Register” and “Securities Registrar” have the respective meanings specified in Section 5.4.

“Sponsor” has the meaning specified in the preamble to this Trust Agreement.

“Successor Securities” has the meaning specified in Section 9.5.

“Supplemental Indenture” means the First Supplemental Indenture, dated as of October 5, 2007, between the Sponsor and the Indenture Trustee, as trustee, as supplement to the Indenture.

“Trust” means the Delaware statutory trust created and continued hereby and identified on the cover page to this Trust Agreement.

“Trust Agreement” means this Second Amended and Restated Trust Agreement, as the same may be modified, amended or supplemented in accordance with the applicable provisions hereof, including (i) all exhibits hereto and (ii) for all purposes of this Trust Agreement and any such modification, amendment or supplement, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this Trust Agreement and any such modification, amendment or supplement, respectively.

“Trust Common Securities Certificate” means a certificate evidencing ownership of Trust Common Securities, substantially in the form attached as Exhibit B.

“Trust Common Security” means an undivided beneficial interest in the assets of the Trust, having a Liquidation Amount of $1,000 and having the rights provided therefor in this Trust Agreement.

“Trust Indenture Act” means the Trust Indenture Act of 1939 as in force at the date as of which this instrument was executed; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, “Trust Indenture Act” means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

“Trust Preferred Securities Certificate” means a certificate evidencing ownership of Trust Preferred Securities, substantially in the form attached as Exhibit C.

“Trust Preferred Security” means an undivided beneficial interest in the assets of the Trust, having a Liquidation Amount of $1,000 and having the rights provided therefor in this Trust Agreement.

“Trust Property” means (a) the Junior Subordinated Notes, (b) the rights of the Property Trustee and the Holders under the Guarantee, (c) any cash on deposit in, or owing to, the Payment Account and (d) all proceeds and rights in respect of the foregoing and any other property and assets for the time being held or deemed to be held by the Property Trustee pursuant to this Trust Agreement.

“Trust Securities Certificate” means any one of the Trust Common Securities Certificates or the Trust Preferred Securities Certificates.

“Trust Security” means any one of the Trust Common Securities or the Trust Preferred Securities.

“Trustees” means, collectively, the Property Trustee, the Delaware Trustee and the Administrative Trustees. Each Trustee, and any Person to whom authority has been delegated by a Trustee, shall be a U.S. Person.

“Underwriting Agreement” means the Underwriting Agreement, dated as of October 2, 2007, among the Trust, the Sponsor and the underwriters named therein.

“U.S. Person” means a United States person as defined in Section 7701(a)(30) of the Code.

ARTICLE II

CONTINUATION OF THE TRUST

Section 2.1 Name.

The Trust continued hereby shall be known as “Schwab Capital Trust I,” as such name may be modified from time to time by the Administrative Trustees following written notice to the Holders of Trust Securities and the other Trustees, in which name the Trustees may conduct the business of the Trust, make and execute contracts and other instruments on behalf of the Trust and sue and be sued.

Section 2.2 Office of the Delaware Trustee; Principal Executive Office of the Trust.

The address of the Delaware Trustee in the State of Delaware is The Bank of New York (Delaware), 100 White Clay Center, P.O. Box 6995, Route 273, Newark, Delaware 19711, Attention: Corporate Trust Department or such other address in the State of Delaware as the Delaware Trustee may designate by written notice to the Holders and the Sponsor.

The principal executive office of the Trust is c/o The Charles Schwab Corporation, 120 Kearny Street, San Francisco, California 94104.

Section 2.3 Initial Contribution of Trust Property; Organizational Expenses.

The Property Trustee acknowledges receipt in trust from the Sponsor in connection with the First Amended and Restated Trust Agreement of the sum of $1.00, which constituted the initial Trust Property. The Sponsor shall pay organizational expenses of the Trust as they arise or shall, upon request of any Trustee, promptly reimburse such Trustee for any such expenses paid by such Trustee. The Sponsor shall make no claim upon the Trust Property for the payment of such expenses.

Section 2.4 Issuance of the Trust Preferred Securities.

On October 2, 2007, the Sponsor, on behalf of the Trust and pursuant to the First Amended and Restated Trust Agreement, executed and delivered the Underwriting Agreement. On the Closing Date, an Administrative Trustee, on behalf of the Trust, shall execute in accordance with Section 5.2 and deliver to the Underwriters named in the Underwriting Agreement a Trust Preferred Securities Certificate, registered in the name of the nominee of the initial Clearing Agency, in an aggregate of 300,000 Trust Preferred Securities having an aggregate Liquidation Amount of $300,000,000, against receipt of such aggregate purchase price of such Trust Preferred Securities of $300,000,000, which such amount the Administrative Trustee shall promptly deliver to the Property Trustee. The Trust shall not issue Trust Preferred Securities in an aggregate Liquidation Amount exceeding $300,000,000.

Section 2.5 Issuance of the Trust Common Securities; Subscription and Purchase of Junior Subordinated Notes.

On the Closing Date, an Administrative Trustee, on behalf of the Trust, shall execute in accordance with Section 5.2 and deliver to the Sponsor a Trust Common Securities Certificate, registered in the name of the Sponsor, in an aggregate of 10 Trust Common Securities having an aggregate Liquidation Amount of $10,000, against receipt of such aggregate purchase price of such Trust Common Securities of $10,000, which amount such Administrative Trustee shall promptly deliver to the Property Trustee. Contemporaneously therewith, an Administrative Trustee, on behalf of the Trust, shall subscribe to and purchase from the Sponsor Junior Subordinated Notes, registered in the name of the Trust and having an aggregate principal amount equal to $300,010,000, and, in satisfaction of the purchase price for such Junior Subordinated Notes, the Property Trustee, on behalf of the Trust, shall deliver to the Sponsor the sum of $300,010,000 (being the sum of the amounts delivered to the Property Trustee pursuant to (i) the second sentence of Section 2.4 and (ii) the first sentence of this Section 2.5).

Section 2.6 Trust Agreement.

The exclusive purposes and functions of the Trust are (a) to issue and sell Trust Securities and invest the gross proceeds from such sale in Junior Subordinated Notes, (b) to engage in the activities described in the Prospectus Supplement and (c) to engage in only those activities convenient, necessary or incidental to the foregoing, including without limitation the registration of the transfer of the Trust Preferred Securities. The Sponsor hereby appoints the Trustees as trustees of the Trust, to have all the rights, powers and duties to the extent set forth herein, and the Trustees hereby accept such appointment. The Property Trustee hereby declares that it will hold the Trust Property in trust upon and subject to the conditions set forth herein for the benefit of the Trust and the Holders. The Administrative Trustees shall have all rights, powers and duties set forth herein and in accordance with applicable law with respect to accomplishing the purposes of the Trust. The Delaware Trustee shall not be entitled to exercise any powers, nor shall the Delaware Trustee have any of the duties and responsibilities, of the Property Trustee or the Administrative Trustees set forth herein. The Delaware Trustee shall be one of the Trustees of the Trust for the sole and limited purpose of fulfilling the requirements of Section 3807 of the Delaware Statutory Trust Act. The duties of the Delaware Trustee shall be limited to (i) accepting legal process served on the Trust in the State of Delaware and (ii) the execution of any certificates required to be filed with the Delaware Secretary of State which the Delaware Trustee is required to execute under Section 3811 of the Delaware Statutory Trust Act. The Delaware Trustee shall be entitled to all of the same benefits, protections, indemnities and immunities under this Agreement and with respect to the Trust as the other Trustees.

Section 2.7 Authorization to Enter into Certain Transactions.

(a) The Trustees shall conduct the affairs of the Trust in accordance with the terms of this Trust Agreement. Subject to the limitations set forth in paragraph (b) of this Section, Article VIII and in accordance with the following provisions (i) and (ii), the Trustees shall have the authority to enter into all transactions and agreements determined by the Trustees to be appropriate in exercising the authority, express or implied, otherwise granted to the Trustees under this Trust Agreement, and to perform all acts in furtherance thereof, including without limitation, the following:

(i) As among the Trustees, each Administrative Trustee shall have the power and authority to act on behalf of the Trust with respect to the following matters:

(A) the issuance and sale of the Trust Securities;

(B) to cause the Trust to enter into, and to execute, deliver and perform on behalf of the Trust the Certificate Depository Agreement and such other agreements as may be necessary or desirable in connection with the purposes and function of the Trust;

(C) assisting in the registration of the Trust Preferred Securities under the Securities Act and under state securities or blue sky laws, and the qualification of this Trust Agreement as a trust indenture under the Trust Indenture Act;

(D) assisting in the listing, if any, of the Trust Preferred Securities upon such securities exchange or exchanges or automated quotation system or systems as shall be determined by the Sponsor and the registration, if any, of the Trust Preferred Securities under the Exchange Act and the preparation and filing of all periodic and other reports and other documents pursuant to the foregoing;

(E) the sending of notices (other than notices of default) and other information regarding the Trust Securities and the Junior Subordinated Notes to the Holders in accordance with this Trust Agreement;

(F) the appointment of a Paying Agent, authenticating agent and Securities Registrar in accordance with this Trust Agreement;

(G) registering transfer of the Trust Securities in accordance with this Trust Agreement;

(H) to the extent provided in this Trust Agreement, the winding up of the affairs of and liquidation of the Trust and the preparation, execution and filing of the certificate of cancellation with the Secretary of State of the State of Delaware;

(I) unless otherwise determined by the Sponsor, the Property Trustee or the Administrative Trustees, or as otherwise required by the Delaware Statutory Trust Act or the Trust Indenture Act, to execute on behalf of the Trust (either acting alone or together with any or all of the Administrative Trustees) any documents that the Administrative Trustees have the power to execute pursuant to this Trust Agreement; and

(J) the taking of any action incidental to the foregoing as the Trustees may from time to time determine is necessary or advisable to give effect to the terms of this Trust Agreement for the benefit of the Holders (without consideration of the effect of any such action on any particular Holder).

(ii) As among the Trustees, the Property Trustee shall have the power, duty and authority to act on behalf of the Trust with respect to the following ministerial matters:

(A) the establishment of the Payment Account;

(B) the receipt of the Junior Subordinated Notes;

(C) the deposit of interest, principal and any other payments made in respect of the Junior Subordinated Notes in the Payment Account;

(D) the distribution through the Paying Agent of amounts owed to the Holders in respect of the Trust Securities;

(E) the exercise of all of the rights, powers and privileges of a holder of the Junior Subordinated Notes as and to the extent specifically required by, and subject to, the terms of this Trust Agreement;

(F) the sending of notices of default and other information regarding the Trust Securities and the Junior Subordinated Notes to the Holders in accordance with this Trust Agreement;

(G) the distribution of the Trust Property in accordance with the terms of this Trust Agreement;

(H) after an Event of Default (other than under paragraph (b), (c), (d) or (e) of the definition of such term if such Event of Default is by or with respect to the Property Trustee) the taking of any action incidental to the foregoing as the Property Trustee may from time to time determine is necessary or advisable to give effect to the terms of this Trust

Agreement and protect and conserve the Trust Property for the benefit of the Holders (without consideration of the effect of any such action on any particular Holder); and

(I) except as otherwise provided in this Section 2.7(a)(ii), the Property Trustee shall have none of the duties, liabilities, powers or the authority of the Administrative Trustees set forth in Section 2.7(a)(i).

(b) So long as this Trust Agreement remains in effect, the Trust (or the Trustees acting on behalf of the Trust) shall not undertake any business, activities or transaction except as expressly provided herein or contemplated hereby. In particular, the Trustees shall not (i) acquire any investments or engage in any activities not authorized by this Trust Agreement; (ii) sell, assign, transfer, exchange, mortgage, pledge, set-off or otherwise dispose of any of the Trust Property or interests therein, including to Holders, except as expressly provided herein; (iii) take any action that would cause the Trust to be classified as other than a grantor trust for United States federal income tax purposes; (iv) incur any indebtedness for borrowed money or issue any other debt; (v) take or consent to any action that would result in the placement of a Lien on any of the Trust Property; (vi) apply any of the Trust Property or its proceeds other than as provided herein; (vii) acquire any assets other than the Trust Property; (viii) possess any power or otherwise act in such a way as to vary the Trust Property, except as expressly provided herein; (ix) possess any power or otherwise act in such a way as to vary the terms of the Trust Securities in any way whatsoever (except to the extent expressly authorized in this Trust Agreement or by the terms of the Trust Securities); or (x) issue any securities or other evidences of beneficial ownership of, or beneficial interest in, the Issuer Trust other than the Trust Securities. The Administrative Trustees shall defend all claims and demands of all Persons at any time claiming any Lien on any of the Trust Property adverse to the interest of the Trust or the Holders in their capacity as Holders.

(c) In connection with the issue and sale of the Trust Preferred Securities, the Sponsor shall have the right and responsibility to assist the Trust with respect to, or effect on behalf of the Trust, the following, if applicable (and any actions taken by the Sponsor in furtherance of the following prior to the date of this Trust Agreement are hereby ratified and confirmed in all respects):

(i) the preparation and filing by the Trust with the Commission and the execution on behalf of the Trust of a registration statement on the appropriate form in relation to the Trust Preferred Securities, including any amendments thereto;

(ii) the determination of the states in which to take appropriate action to qualify or register for sale all or part of the Trust Preferred Securities and the determination of any and all such acts, other than actions which must be taken by or on behalf of the Trust, and the advice to the Trustees of actions they must take on behalf of the Trust, and the preparation for execution and filing of any documents to be executed and filed by the Trust or on behalf of the Trust, as the Sponsor deems necessary or advisable in order to comply with the applicable laws of any such States in connection with the sale of the Trust Preferred Securities;

(iii) the preparation for filing by the Trust and execution on behalf of the Trust of an application to the New York Stock Exchange or any other national stock exchange or The NASDAQ Global Select Market or any other automated quotation system for listing upon notice of issuance of any Trust Preferred Securities and filing with such exchange or self-regulatory organization such notifications and documents as may be necessary from time to time to maintain such listing;

(iv) the preparation for filing by the Trust with the Commission and the execution on behalf of the Trust of a registration statement on Form 8-A relating to the registration of the Trust Preferred Securities under Section 12(b) or 12(g) of the Exchange Act, including any amendments thereto;

(v) the negotiation of the terms of, and the execution and delivery of, the Underwriting Agreement providing for the sale of the Trust Preferred Securities; and

(vi) the taking of any other actions necessary or desirable to carry out any of the foregoing activities.

(d) Notwithstanding anything herein to the contrary, the Administrative Trustees are authorized and directed to conduct the affairs of the Trust and to operate the Trust in such a way so that the Trust will not be required to register as an “investment company” under the Investment Company Act, or classified as other than a grantor trust for United States federal income tax purposes and so that the Junior Subordinated Notes will be treated as indebtedness of the Sponsor for United States federal income tax purposes. In this connection, the Sponsor and the Administrative Trustees are authorized to take any action, not inconsistent with applicable law, the Certificate of Trust or this Trust Agreement, that each of the Sponsor and any Administrative Trustee determines in its discretion to be necessary or desirable for such purposes, as long as such action does not adversely affect in any material respect the interests of the Holders of the Trust Preferred Securities.

Section 2.8 Assets of Trust.

The assets of the Trust shall consist solely of the Trust Property.

Section 2.9 Title to Trust Property.

Legal title to all Trust Property shall be vested at all times in the Property Trustee (in its capacity as such) and shall be held and administered by the Property Trustee for the benefit of the Trust and the Holders in accordance with this Trust Agreement.

ARTICLE III

PAYMENT ACCOUNT

Section 3.1 Payment Account.

(a) On or prior to the Closing Date, the Property Trustee shall establish the Payment Account. Subject to the provisions of Section 5.9, the Property Trustee and any agent of the Property Trustee shall have exclusive control and sole right of withdrawal with respect to the Payment Account for the purpose of making deposits in and withdrawals from the Payment Account in accordance with this Trust Agreement. All monies and other property deposited or held from time to time in the Payment Account shall be held for the exclusive benefit of the Holders and for distribution as herein provided, including (and subject to) any priority of payments provided for herein.

(b) The Property Trustee shall deposit in the Payment Account, promptly upon receipt, all payments of principal of or interest or premium on, and any other payments or proceeds with respect to, the Junior Subordinated Notes. Amounts held in the Payment Account shall not be invested by the Property Trustee pending distribution thereof.

ARTICLE IV

DISTRIBUTIONS; REDEMPTION

Section 4.1 Distributions.

(a) The Trust Securities represent undivided beneficial interests in the Trust Property, and Distributions (including of Additional Amounts) will be made on the Trust Securities at the rate and on the dates that payments of interest (including of Additional Interest, as defined in the Indenture) are made on the Junior Subordinated Notes. Distributions on the Trust Securities shall be cumulative, and will accumulate whether or not there are funds of the Trust available for the payment of Distributions. Accordingly:

(i) Distributions shall accrue from October 5, 2007 and, except in the event (and to the extent) that the Sponsor exercises its right to defer the payment of interest on the Junior Subordinated Notes pursuant to the Supplemental Indenture, shall be payable on the same payment dates beginning on November 15, 2007 (each such date on which Distributions are payable in accordance with this Section 4.1(a), a “Distribution Date”).

(ii) Distributions on the Trust Securities shall be payable on the Liquidation Amount of the Trust Securities at the rate per annum equal to the rate of interest on the Junior Subordinated Notes. The amount of Distributions payable shall be computed on the basis of (i) a 360-day year of twelve 30-day months until November 15, 2017 and (ii) a 360-day year and the actual number of days elapsed thereafter. The amount of Distributions payable for any period shall include any Additional Amounts in respect of such period. In the event (and to the extent) that the Sponsor exercises its right under the Supplemental Indenture to defer the payment of interest on the Junior Subordinated Notes, Distributions on the Trust Securities shall be deferred but shall continue to accumulate.

(iii) Distributions on the Trust Securities shall be made by the Paying Agent on behalf of the Property Trustee from the Payment Account and shall be payable on each Distribution Date only to the extent that the Trust has funds then on hand and available in the Payment Account for the payment of such Distributions.

(b) Distributions on the Trust Securities with respect to a Distribution Date shall be payable to the Holders thereof as they appear on the Securities Register for the Trust Securities on the relevant record date, which shall be one Business Day prior to such Distribution Date; provided, however, that in the event that the Trust Preferred Securities do not remain in book-entry-only form, the relevant record date shall be fifteen days prior to the relevant Distribution Date (whether or not such record date is a Business Day).

Section 4.2 Redemption.

(a) On each Note Redemption Date and on the repayment date of the Junior Subordinated Notes pursuant to Section 2.2 of the Supplemental Indenture, the Trust will be required to redeem a Like Amount of Trust Securities at the Redemption Price.

(b) Notice of redemption of the Trust Securities, other than any redemption relating to the repayment of the Junior Subordinated Notes, shall be given by the Property Trustee by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date to each Holder of Trust Securities to be redeemed, at such Holder’s address appearing in the Security Register. Notice of any redemption of the Trust Securities relating to the repayment of the Junior Subordinated Notes, shall be given by the Property Trustee by first-class mail, postage prepaid, mailed not less than 10 Business Days nor more than 30 Business Days prior to the Redemption Date to each Holder of Trust Securities to be redeemed, at such Holder’s address appearing in the Security Register; provided that the Sponsor will give the Property Trustee at least 15 Business Days prior written notice of such request. All notices of redemption shall state:

(i) the Redemption Date;

(ii) the Redemption Price;

(iii) the CUSIP number;

(iv) if less than all the Outstanding Trust Securities are to be redeemed, the identification and the total Liquidation Amount of the particular Trust Securities to be redeemed;

(v) that on the Redemption Date the Redemption Price will become due and payable upon each such Trust Security to be redeemed and that Distributions thereon will cease to accrue on and after said date;

(vi) if the Trust Preferred Securities are no longer in book-entry-only form, the place and address where the Holders shall surrender their Trust Preferred Securities Certificates; and

(vii) The Trust in issuing the Trust Securities may use “CUSIP” numbers (if then generally in use), and, if so, the Property Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to Holders; provided that, any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Trust Securities or as contained in any notice of a redemption and related materials.

(c) The Trust Securities redeemed on each Redemption Date shall be redeemed at the Redemption Price with the proceeds from the contemporaneous redemption of Junior Subordinated Notes. Redemptions of the Trust Securities shall be made and the Redemption Price shall be payable on each Redemption Date only to the extent that the Trust has funds then on hand and available in the Payment Account for the payment of such Redemption Price.

(d) If the Property Trustee gives a notice of redemption in respect of any Trust Preferred Securities, then, by 12:00 noon, New York City time, on the Redemption Date, subject to Section 4.2(c), the Property Trustee, or the Paying Agent on behalf of the Property Trustee, will, so long as the Trust Preferred Securities are in book-entry-only form, irrevocably deposit with the Clearing Agency for the Trust Preferred Securities funds sufficient to pay the applicable Redemption Price and an Administrative Trustee will give such Clearing Agency irrevocable instructions and authority to pay the Redemption Price in immediately available funds to the Owners thereof. If the Trust Preferred Securities are no longer in book-entry-only form, the Property Trustee, subject to Section 4.2(c), will irrevocably deposit with the Paying Agent funds sufficient to pay the applicable Redemption Price and will give the Paying Agent irrevocable instructions and authority to pay the Redemption Price to the Holders thereof upon surrender of their Trust Preferred Securities Certificates. Notwithstanding the foregoing, Distributions payable on or prior to the Redemption Date for any Trust Securities called for redemption shall be payable to the Holders of such Trust Securities as they appear on the Securities Register for the Trust Securities on the relevant record dates for the related Distribution Dates. If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit, all rights of Holders holding Trust Securities so called for redemption will cease, except the right of such Holders to receive the Redemption Price and any Distribution payable in respect of the Trust Securities on or prior to the Redemption Date, but without interest thereon, and such Trust Securities will cease to be outstanding. In the event that any date on which any Redemption Price is payable is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day, with the same force and effect as if made on such date. In the event that payment of the Redemption Price in respect of any Trust Securities called for redemption is improperly withheld or refused and not paid either by the Trust or by the Sponsor pursuant to the Guarantee, Distributions on such Trust Securities will continue to accumulate, at the then applicable rate, from the Redemption Date originally established by the Trust for such Trust Securities to the date such Redemption Price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the Redemption Price.

(e) Payment of the Redemption Price on the Trust Securities shall be made to the recordholders thereof as they appear on the Securities Register for the Trust Securities on the relevant record date, which shall be one Business Day prior to the relevant Redemption Date; provided, however, that in the event that the Trust Preferred Securities do not remain in book-entry-only form, the relevant record date shall be the date fifteen days prior to the relevant Redemption Date; provided, further that, Distributions to be paid on Distribution Dates on or before the Redemption Date for any Trust Preferred Securities called for redemption shall be payable to the recordholders thereof for the related Distribution Dates.

(f) Subject to Section 4.3(a), if less than all the Outstanding Trust Securities are to be redeemed on a Redemption Date, then the aggregate Liquidation Amount of Trust Securities to be redeemed shall be allocated on a pro rata basis (based on Liquidation Amounts) among the Trust Common Securities and the Trust Preferred Securities. The particular Trust Preferred Securities to be redeemed shall be determined on a pro rata basis (based upon Liquidation Amounts) not more than 60 days prior to the Redemption Date by the Property Trustee from the Outstanding Trust Preferred Securities not previously called for redemption. The Property Trustee shall promptly notify the Security Registrar in writing of the Trust Preferred Securities selected for redemption and, in the case of any Trust Preferred Securities selected for partial redemption, the Liquidation Amount thereof to be redeemed. For all purposes of this Trust Agreement, unless the context otherwise requires, all provisions relating to the redemption of Trust Securities shall relate, in the case of any Trust Securities redeemed or to be redeemed only in part, to the portion of the Liquidation Amount of Trust Securities that has been or is to be redeemed.

Section 4.3 Subordination of Trust Common Securities.

(a) Payment of Distributions (including Additional Amounts, if applicable) on, and the Redemption Price of, the Trust Securities, as applicable, shall be made, pro rata among the Trust Common Securities and the Trust Preferred Securities based on the Liquidation Amount of the Trust Securities; provided, however, that if on any Distribution Date or Redemption Date any Event of Default resulting from a Note Event of Default shall have occurred and be continuing, no payment of any Distribution (including Additional Amounts, if applicable) on, or Redemption Price of, any Trust Common Security, and no other payment on account of the redemption, liquidation or other acquisition of Trust Common Securities, shall be made unless payment in full in cash of all accumulated and unpaid Distributions (including Additional Amounts, if applicable) on all Outstanding Trust Preferred Securities for all Distribution Periods terminating on or prior thereto, or in the case of payment of the Redemption Price the full amount of such Redemption Price on all Outstanding Trust Preferred Securities then called for redemption, shall have been made or provided for, and all funds immediately available to the Property Trustee shall first be applied to the payment in full in cash of all Distributions (including Additional Amounts, if applicable) on, or the Redemption Price of, Trust Preferred Securities then due and payable.

(b) In the case of the occurrence of any Event of Default resulting from any Note Event of Default the Holder of Trust Common Securities will be deemed to have waived any right to act with respect to any such Event of Default under this Trust Agreement until the effect of all such Events of Default with respect to the Trust Preferred Securities have been cured, waived or otherwise eliminated, and until any such Event of Default under this Trust Agreement with respect to the Trust Preferred Securities has been so cured, waived or otherwise eliminated, the Property Trustee shall act solely on behalf of the Holders of the Trust Preferred Securities and not the Holder of the Trust Common Securities, and only the Holders of the Trust Preferred Securities will have the right to direct the Property Trustee.

Section 4.4 Payment Procedures.

Payments of Distributions (including Additional Amounts, if applicable) in respect of the Trust Preferred Securities shall be made by check mailed to the address of the Person entitled thereto as such address shall appear on the Securities Register or, if the Trust Preferred Securities are held by a Clearing Agency, such Distributions shall be made to the Clearing Agency in immediately available funds, which shall credit the relevant Owners’ accounts at such Clearing Agency on the applicable Distribution Dates. Payments in respect of the Trust Common Securities shall be made in such manner as shall be mutually agreed between the Property Trustee and the Holder of Trust Common Securities.

Section 4.5 Tax Returns and Reports.

The Administrative Trustees shall prepare (or cause to be prepared), at the Sponsor’s expense, and file all United States federal, state and local tax and information returns and reports required to be filed by or in respect of the Trust. In this regard, the Administrative Trustees shall (a) prepare and file (or cause to be prepared and filed) the appropriate Internal Revenue Service form required to be filed in respect of the Trust in each taxable year of the Trust and (b) prepare and furnish (or cause to be prepared and furnished) to each Holder the appropriate Internal Revenue Service form and the information required to be provided on such form. The Administrative Trustees shall provide the Sponsor and the Property Trustee with a copy of all such returns and reports promptly after such filing or furnishing. The Trustees shall comply with United States federal withholding and backup withholding tax laws and information reporting requirements with respect to any payments to Holders under the Trust Securities.

Section 4.6 Payments under Supplemental Indenture or Pursuant to Direct Actions.

Any amount payable hereunder to any Holder of Trust Preferred Securities (or any Owner with respect thereto) shall be reduced by the amount of any corresponding payment such Holder (or Owner) has directly received pursuant to Section 2.12 of the Supplemental Indenture or Section 5.14 of this Trust Agreement.

ARTICLE V

TRUST SECURITIES CERTIFICATES

Section 5.1 Initial Ownership.

Upon the formation of the Trust and the contribution by the Sponsor pursuant to Section 2.3 and until the issuance of the Trust Securities, and at any time during which no Trust Securities are outstanding, the Sponsor shall be the sole beneficial owner of the Trust.

Section 5.2 The Trust Securities Certificates.

The Trust Preferred Securities Certificates shall be issued in minimum denominations of $1,000 Liquidation Amount and integral multiples thereof, and the Trust Common Securities Certificates shall be issued in minimum denominations of $1,000 Liquidation Amount and integral multiples thereof. The Trust Securities Certificates shall be executed on behalf of the Trust by manual signature of at least one Administrative Trustee. Trust Securities Certificates bearing the manual signatures of individuals who were, at the time when such signatures shall have been affixed, authorized to sign on behalf of the Trust, shall be validly issued and entitled to the benefits of this Trust Agreement, notwithstanding that such individuals or any of them shall have ceased to be so authorized prior to the delivery of such Trust Securities Certificates or did not hold such offices at the date of delivery of such Trust Securities Certificates. A transferee of a Trust Securities Certificate shall become a Holder, and shall be entitled to the rights and subject to the obligations of a Holder hereunder, upon due registration of such Trust Securities Certificate in such transferee’s name pursuant to Sections 5.4, 5.11 and 5.13.

Section 5.3 Execution and Delivery of Trust Securities Certificates.

On the Closing Date, one or more of the Administrative Trustees shall cause Trust Securities Certificates, in an aggregate Liquidation Amount as provided in Sections 2.4 and 2.5 with respect to Trust Preferred Securities and Trust Common Securities, respectively, to be (i) executed manually or by facsimile on behalf of the Trust by at least one of the Administrative Trustees and (ii) delivered to the Property Trustee. Upon such delivery the Property Trustee shall, without further corporate action by the Sponsor, authenticate such Trust Securities Certificates in authorized denominations.

Each Trust Securities Certificate shall be dated the date of its authentication.

No Trust Preferred Securities Certificate shall be entitled to any benefit under this Trust Agreement or be valid or obligatory for any purpose, unless there appears on such Trust Preferred Securities Certificate a certificate of authentication substantially in the form provided for in the form attached as Exhibit C executed by the Property Trustee by the manual signature of one of its Authorized Officers, and such certificate upon any Trust Preferred Securities Certificate shall be conclusive evidence, and the only evidence, that such Trust Preferred Securities Certificate has been duly authenticated and delivered hereunder.

Section 5.4 Registration of Transfer and Exchange of Trust Preferred Securities Certificates.

The Administrative Trustees shall keep or cause to be kept, at the office or agency maintained pursuant to Section 5.8, a register or registers for the purpose of registering Trust Securities Certificates and transfers and exchanges of Trust Preferred Securities Certificates (the “Securities Register”) in which, the registrar designated by the Administrative Trustees (the “Securities Registrar”), subject to such reasonable regulations as it may prescribe, shall provide for the registration of Trust Preferred Securities Certificates and Trust Common Securities Certificates (subject to Section 5.10 in the case of the Trust Common Securities Certificates) and registration of transfers and exchanges of Trust Preferred Securities Certificates as herein provided. The Bank shall be the initial Securities Registrar.

Upon surrender for registration of transfer of any Trust Preferred Securities Certificate at the office or agency maintained pursuant to Section 5.8, the Administrative Trustees or any one of them shall execute and deliver to the Property Trustee and the Property Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Trust Preferred Securities Certificates in authorized denominations of a like aggregate Liquidation Amount dated the date of execution by such Administrative Trustee or Trustees.

The Securities Registrar shall not be required to (i) register the transfer of or exchange any Trust Preferred Securities during a period beginning at the opening of business 15 days before the day of selection for redemption of such Trust Preferred Securities pursuant to Article IV and ending at the close of business on the day of mailing of the notice of redemption, or (ii) transfer or exchange any Trust Preferred Securities so selected for redemption in whole or in part, except, in the case of any such Trust Preferred Securities to be redeemed in part, any portion thereof not to be redeemed. At the option of a Holder, Trust Preferred Securities Certificates may be exchanged for other Trust Preferred Securities Certificates in authorized denominations of the same terms and of a like aggregate Liquidation Amount upon surrender of the Trust Preferred Securities Certificates to be exchanged at the office or agency maintained pursuant to Section 5.8.

Every Trust Preferred Securities Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form satisfactory to an Administrative Trustee and the Securities Registrar duly executed by the Holder or his attorney duly authorized in writing. Each Trust Preferred Securities Certificate surrendered for registration of transfer or exchange shall be cancelled and subsequently disposed of by an Administrative Trustee in accordance with such Person’s customary practice.

No service charge shall be made for any registration of transfer or exchange of Trust Preferred Securities Certificates, but the Securities Registrar, on behalf of the Trust, may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Trust Preferred Securities Certificates.

A Trust Preferred Securities Certificate that is not a Book-Entry Trust Preferred Securities Certificate may be transferred, in whole or in part, to a Person who takes delivery in the form of another Trust Preferred Securities Certificate that is not a Book-Entry Trust Preferred Securities Certificate as provided in this Section 5.4.

Section 5.5 Mutilated, Destroyed, Lost or Stolen Trust Securities Certificates.

If (a) any mutilated Trust Securities Certificate shall be surrendered to the Securities Registrar, or if the Securities Registrar shall receive evidence to its satisfaction of the destruction, loss or theft of any Trust Securities Certificate and (b) there shall be delivered to the Securities Registrar and the Administrative Trustees such security or indemnity as may be required by them to save each of them harmless, then in the absence of notice that such Trust

Securities Certificate shall have been acquired by a bona fide purchaser, the Administrative Trustees, or any one of them, on behalf of the Trust shall execute and make available for delivery, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Trust Securities Certificate, a new Trust Securities Certificate of like class, tenor and denomination. In connection with the issuance of any new Trust Securities Certificate under this Section, the Administrative Trustees or the Securities Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith. Any duplicate Trust Securities Certificate issued pursuant to this Section shall constitute conclusive evidence of an undivided beneficial interest in the assets of the Trust corresponding to that evidenced by the lost, stolen or destroyed Trust Securities Certificate, as if originally issued, whether or not the lost, stolen or destroyed Trust Securities Certificate shall be found at any time.

Section 5.6 Persons Deemed Holders.

The Trustees and the Securities Registrar shall each treat the Person in whose name any Trust Securities Certificate shall be registered in the Securities Register as the owner of such Trust Securities Certificate for the purpose of receiving Distributions and for all other purposes whatsoever, and none of the Trustees and the Securities Registrar shall be bound by any notice to the contrary.

Section 5.7 Access to List of Holders’ Names and Addresses.

Each Holder and each Owner shall be deemed to have agreed not to hold the Sponsor, the Property Trustee, the Delaware Trustee, the Administrative Trustees or the Securities Registrar accountable by reason of the disclosure of its name and address, regardless of the source from which such information was derived.

Section 5.8 Maintenance of Office or Agency.

The Administrative Trustees shall maintain an office or offices or agency or agencies where Trust Preferred Securities Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Trustees in respect of the Trust Securities Certificates may be served. The Administrative Trustees initially designate The Bank of New York Trust Company, N.A., 700 South Flower Street, Suite 500, Los Angeles, California 90017, Attn: Corporate Unit, as an office for such purposes. The Administrative Trustees shall give prompt written notice to the Sponsor, the Bank and the Holders of any change in the location of the Securities Register or any such office or agency.

The Sponsor may at any time rescind the designation or approve a change in the location of any office or agency, in addition to the Securities Registrar, designated by it where Holders can surrender the Trust Preferred Securities for registration of transfer or exchange. However, the Trust will be required to maintain an office or agency for such purpose.

Section 5.9 Appointment of Paying Agent.

The Paying Agent shall make Distributions to Holders from the Payment Account and shall report the amounts of such Distributions to the Property Trustee and the Administrative Trustees. Any Paying Agent shall have the revocable power to withdraw funds from the Payment

Account solely for the purpose of making the Distributions referred to above. The Administrative Trustees may revoke such power and remove the Paying Agent if such Trustees determine in their sole discretion that the Paying Agent shall have failed to perform its obligations under this Trust Agreement in any material respect. The Paying Agent shall initially be the Bank, and any co-paying agent chosen by the Property Trustee, and acceptable to the Administrative Trustees and the Sponsor. Any Person acting as Paying Agent shall be permitted to resign as Paying Agent upon 30 days’ written notice to the Administrative Trustees, the Property Trustee and the Sponsor. In the event that the Bank shall no longer be the Paying Agent or a successor Paying Agent shall resign or its authority to act be revoked, the Administrative Trustees shall appoint a successor that is acceptable to the Property Trustee and the Sponsor to act as Paying Agent (which shall be a bank or trust company). The Administrative Trustees shall cause such successor Paying Agent or any additional Paying Agent appointed by the Administrative Trustees to execute and deliver to the Trustees an instrument in which such successor Paying Agent or additional Paying Agent shall agree with the Trustees that as Paying Agent, such successor Paying Agent or additional Paying Agent will hold all sums, if any, held by it for payment to the Holders in trust for the benefit of the Holders entitled thereto until such sums shall be paid to such Holders. The Paying Agent shall return all unclaimed funds to the Property Trustee and upon removal of a Paying Agent such Paying Agent shall also return all funds in its possession to the Property Trustee. The provisions of Sections 8.1, 8.3 and 8.6 shall apply to the Bank also in its role as Paying Agent, for so long as the Bank shall act as Paying Agent and, to the extent applicable, to any other paying agent appointed hereunder. Any reference in this Trust Agreement to the Paying Agent shall include any co-paying agent unless the context requires otherwise.

Section 5.10 Ownership of Trust Common Securities by Sponsor.

On the Closing Date, the Sponsor shall acquire and retain beneficial and record ownership of the Trust Common Securities. To the fullest extent permitted by applicable law, the Sponsor may not transfer the Trust Common Securities except (i) in connection with a consolidation or merger of the Sponsor into another Person or any conveyance, transfer or lease by the Sponsor of its properties and assets substantially as an entirety to any Person, pursuant to Article VIII of the Base Indenture, or (ii) to an Affiliate of the Sponsor in compliance with applicable law (including the Securities Act and applicable state securities and blue sky laws). To the fullest extent permitted by law, any attempted transfer of the Trust Common Securities other than as set forth in the preceding sentence shall be void. The Administrative Trustees shall cause each Trust Common Securities Certificate issued to the Sponsor to contain a legend stating “THIS CERTIFICATE IS NOT TRANSFERABLE EXCEPT IN COMPLIANCE WITH APPLICABLE LAW AND THE TRUST AGREEMENT.”

Section 5.11 Book-Entry Trust Preferred Securities Certificates; Trust Common Securities Certificate.

(a) The Trust Preferred Securities Certificates, upon original issuance, will be issued in the form of a typewritten Trust Preferred Securities Certificate or Certificates representing Book-Entry Trust Preferred Securities Certificates, to be delivered to The Depository Trust Company, the initial Clearing Agency, by, or on behalf of, the Trust. Such Trust Preferred Securities Certificate or Certificates shall initially be registered on the Securities

Register in the name of Cede & Co., the nominee of the initial Clearing Agency, and no Owner will receive a Definitive Trust Preferred Securities Certificate representing such Owner’s interest in such Trust Preferred Securities, except as provided in Section 5.13. Unless and until Definitive Trust Preferred Securities Certificates have been issued to Owners pursuant to Section 5.13:

(i) the provisions of this Section 5.11(a) shall be in full force and effect;

(ii) the Securities Registrar and the Trustees shall be entitled to deal with the Clearing Agency for all purposes of this Trust Agreement relating to the Book-Entry Trust Preferred Securities Certificates (including the payment of the Distributions on, and the Redemption Price and Liquidation Amount of, or Liquidation Distribution with respect to, the Trust Preferred Securities evidenced by Book-Entry Trust Preferred Securities Certificates and the giving of instructions or directions to Owners of Trust Preferred Securities evidenced by Book-Entry Trust Preferred Securities Certificates) as the sole Holder of Trust Preferred Securities evidenced by Book-Entry Trust Preferred Securities Certificates and shall have no obligations to the Owners thereof;

(iii) to the extent that the provisions of this Section 5.11 conflict with any other provisions of this Trust Agreement, the provisions of this Section 5.11 shall control;

(iv) the rights of the Owners of the Book-Entry Trust Preferred Securities Certificates shall be exercised only through the Clearing Agency and shall be limited to those established by law and agreements between such Owners and the Clearing Agency and/or the Clearing Agency Participants. Pursuant to the Certificate Depository Agreement, unless and until Definitive Trust Preferred Securities Certificates are issued pursuant to Section 5.13, the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit payments on the Trust Preferred Securities to such Clearing Agency Participants; and

(v) The Trust, the Property Trustee, the Administrative Trustees and any agent of the Trust or the Property Trustee shall not be responsible for any acts or omissions of a Clearing Agency, for any Clearing Agency records of beneficial ownership interests or for any transactions between a Clearing Agency and its direct or indirect member participants or between any such participants and beneficial owners of Trust Preferred Securities or between or among any such participants and such beneficial owners.

(b) A single Trust Common Securities Certificate representing the Trust Common Securities shall be issued to the Sponsor in the form of a definitive Trust Common Securities Certificate.

Section 5.12 Notices to Clearing Agency.

To the extent that a notice or other communication to the Owners is required under this Trust Agreement, unless and until Definitive Trust Preferred Securities Certificates shall have been issued to Owners pursuant to Section 5.13, the Trustees shall give all such notices and communications specified herein to be given to Owners to the Clearing Agency, and shall have no obligations to the Owners.

Section 5.13 Definitive Trust Preferred Securities Certificates.

If (a) the Sponsor advises the Trustees in writing that the Clearing Agency is no longer willing or able to properly discharge its responsibilities with respect to the Trust Preferred Securities Certificates, and the Sponsor is unable to locate a qualified successor, (b) the Sponsor at its option advises the Trustees in writing that it elects to terminate the book-entry system through the Clearing Agency or (c) after the occurrence of a Note Event of Default, Owners of Trust Preferred Securities Certificates representing beneficial interests aggregating at least a majority of the Liquidation Amount advise the Administrative Trustees in writing that the continuation of a book-entry system through the Clearing Agency is no longer in the best interest of the Owners of Trust Preferred Securities Certificates, then the Administrative Trustees shall notify the Clearing Agency and the other Trustees and the Clearing Agency shall notify all Owners of Trust Preferred Securities Certificates of the occurrence of any such event and of the availability of the Definitive Trust Preferred Securities Certificates to Owners of such class or classes, as applicable, requesting the same. Upon surrender to the Administrative Trustees of the typewritten Trust Preferred Securities Certificate or Certificates representing the Book-Entry Trust Preferred Securities Certificates by the Clearing Agency, accompanied by registration instructions, the Administrative Trustees, or any one of them, shall execute the Definitive Trust Preferred Securities Certificates in accordance with the instructions of the Clearing Agency. Neither the Securities Registrar nor the Trustees shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be fully protected in relying on, such instructions. Upon the issuance of Definitive Trust Preferred Securities Certificates, the Trustees shall recognize the Holders of the Definitive Trust Preferred Securities Certificates as Holders. The Definitive Trust Preferred Securities Certificates shall be typewritten, printed, lithographed or engraved or may be produced in any other manner as is reasonably acceptable to the Administrative Trustees that meets the requirements of any stock exchange or automated quotation system on which the Trust Preferred Securities are then listed or approved for trading, as evidenced by the execution thereof by the Administrative Trustees or any one of them.

Section 5.14 Rights of Holders.

(a) Legal title to all Trust Property shall be vested at all times exclusively in the Property Trustee (in its capacity as such) in accordance with Section 2.9, and the Holders shall not have any right or title therein other than the undivided beneficial interest in the assets of the Trust conferred by their Trust Securities and they shall have no right to call for any partition or division of property, profits or rights of the Trust except as described below. The Trust Securities shall be personal property giving only the rights specifically set forth therein and in this Trust Agreement. The Trust Securities shall have no preemptive or similar rights and when issued and delivered to Holders against payment of the purchase price therefor will be fully paid and nonassessable by the Trust. The Holders of the Trust Preferred Securities, in their capacities as such, shall be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware.

(b) For so long as any Trust Preferred Securities remain Outstanding, if, upon a Note Event of Default, the Indenture Trustee fails or the holders of at least 25% in principal amount of the outstanding Junior Subordinated Notes fail to declare the principal of all of the Junior Subordinated Notes to be immediately due and payable as set forth in the Supplemental Indenture and the Junior Subordinated Notes are beneficially owned by the Trust or the Property Trustee, the Property Trustee or the Holders of at least 25% in Liquidation Amount of the Trust Preferred Securities then Outstanding shall have such right by a notice in writing to the Sponsor and the Indenture Trustee; and upon any such declaration such principal amount of and the accrued interest on all of the Junior Subordinated Notes shall become immediately due and payable, provided that the payment of principal, premium and interest on such Junior Subordinated Notes shall remain subordinated to the extent provided in the Indenture.

At any time after such a declaration of acceleration with respect to the Junior Subordinated Notes has been made and before a judgment or decree for payment of the money due has been obtained by the Indenture Trustee as in the Supplemental Indenture provided, if the holders of not less than a majority of the aggregate principal amount of outstanding Junior Subordinated Notes do not rescind and annul such declaration and the Junior Subordinated Notes are beneficially owned by the Trust or the Property Trustee, the Holders of a majority in Liquidation Amount of the Trust Preferred Securities, by written notice to the Property Trustee, the Sponsor and the Indenture Trustee, may rescind and annul such declaration and its consequences if:

(i) the Sponsor has paid or deposited with the Indenture Trustee a sum sufficient to pay:

(A) all overdue installments of interest (including any Additional Interest (as defined in the Indenture)) on all of the Junior Subordinated Notes,

(B) the principal of (and premium, if any, on) any Junior Subordinated Notes which have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Junior Subordinated Notes, and

(C) all sums paid or advanced by the Indenture Trustee under the Base Indenture and the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and the Property Trustee, their agents and counsel; and

(ii) all Events of Default with respect to the Junior Subordinated Notes, other than the non-payment of the principal of the Junior Subordinated Notes which has become due solely by such acceleration, have been cured or waived as provided in Section 5.13 of the Base Indenture and Section 2.9(d) of the Supplemental Indenture.

The holders of a majority in aggregate Liquidation Amount of the Trust Preferred Securities may, on behalf of the Holders of all the Trust Preferred Securities, waive any past default under the Supplemental Indenture, except a default in the payment of principal, premium or interest (unless all Events of Default with respect to the Junior Subordinated Notes, other than the non-payment of the principal of the Junior Subordinated Notes which has become due solely by such acceleration, have been cured or annulled as provided in Section 5.13 of the Base Indenture and Section 2.9(d) of the Supplemental Indenture and the Sponsor has paid or deposited with the Indenture Trustee a sum sufficient to pay all overdue installments of interest (including any Additional Interest (as defined in the Indenture)) on the Junior Subordinated Notes, the principal of (and premium, if any, on) any Junior Subordinated Notes which have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Junior Subordinated Notes, and all sums paid or advanced by the Indenture Trustee under the Base Indenture and the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and the Property trustee, their agents and counsel) or a default in respect of a covenant or provision which under the Base Indenture cannot be modified or amended without the consent of the holder of each outstanding Junior Subordinated Note. No such rescission shall affect any subsequent default or impair any right consequent thereon.

Upon receipt by the Property Trustee of written notice declaring such an acceleration, or rescission and annulment thereof, by Holders of the Trust Preferred Securities all or part of which is represented by Book-Entry Trust Preferred Securities Certificates, a record date shall be established for determining Holders of Outstanding Trust Preferred Securities entitled to join in such notice, which record date shall be at the close of business on the day the Property Trustee receives such notice. The Holders on such record date, or their duly designated proxies, and only such Persons, shall be entitled to join in such notice, whether or not such Holders remain Holders after such record date; provided, that, unless such declaration of acceleration, or rescission and annulment, as the case may be, shall have become effective by virtue of the requisite percentage having joined in such notice prior to the day which is 90 days after such record date, such notice of declaration of acceleration, or rescission and annulment, as the case may be, shall automatically and without further action by any Holder be canceled and of no further effect. Nothing in this paragraph shall prevent a Holder, or a proxy of a Holder, from giving, after expiration of such 90-day period, a new written notice of declaration of acceleration, or rescission and annulment thereof, as the case may be, that is identical to a written notice which has been canceled pursuant to the proviso to the preceding sentence, in which event a new record date shall be established pursuant to the provisions of this Section 5.14(b).

(c) For so long as any Trust Preferred Securities remain Outstanding, to the fullest extent permitted by law and subject to the terms of this Trust Agreement, the Indenture, upon (i) a breach by the Sponsor of its obligations under Section 2.2(a) of the Supplemental Indenture to sell Qualifying Capital Securities (as defined therein) or Section 2.7 of the Supplemental Indenture to issue Qualifying APM Securities (as defined therein), (ii) a Note Event of Default specified in Section 2.9(a) of the Supplemental Indenture or (iii) the failure of the Sponsor to make any payments on the Junior Subordinated Notes when due, any Holder of Trust Preferred Securities shall have the right to institute a proceeding directly against the

Sponsor, pursuant to Section 2.12 of the Supplemental Indenture, for enforcement of payment to such Holder of any amounts payable in respect of the principal amount of or premium or interest on Junior Subordinated Notes having an aggregate principal amount equal to the aggregate Liquidation Amount of the Trust Preferred Securities of such Holder (a “Direct Action”). Except as set forth in Section 5.14(b) and this Section 5.14(c), the Holders of Trust Preferred Securities shall have no right to exercise directly any right or remedy available to the holders of, or in respect of, the Junior Subordinated Notes.

ARTICLE VI

ACTS OF HOLDERS; MEETINGS; VOTING

Section 6.1 Limitations on Voting Rights.

(a) Except as provided in this Section, the Guarantee and as otherwise required by law, no Holder of Trust Preferred Securities shall have any right to vote or in any manner otherwise control the administration, operation and management of the Trust or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Trust Securities Certificates, be construed so as to constitute the Holders from time to time as partners or members of an association.

(b) So long as any Junior Subordinated Notes are held by the Property Trustee, the Trustees shall not (i) direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee, or executing any trust or power conferred on the Indenture Trustee with respect to such Junior Subordinated Notes, (ii) waive any past default which is waivable under Section 5.13 of the Base Indenture and Section 2.9(d) of the Supplemental Indenture, (iii) exercise any right to rescind or annul a declaration that the principal of all the Junior Subordinated Notes shall be due and payable or (iv) consent to any amendment, modification or termination of the Base Indenture or the Junior Subordinated Notes, where such consent shall be required, without, in each case, obtaining the prior approval of the Holders of at least a majority in Liquidation Amount of all Outstanding Trust Preferred Securities, provided, however, that where a consent under the Supplemental Indenture would require the consent of each holder of Junior Subordinated Notes affected thereby, no such consent shall be given by the Property Trustee without the prior written consent of each Holder of Trust Preferred Securities. The Trustees shall not revoke any action previously authorized or approved by a vote of the Holders of Trust Preferred Securities, except by a subsequent vote of the Holders of Trust Preferred Securities. The Property Trustee shall notify all Holders of the Trust Preferred Securities of any notice of default received from the Indenture Trustee with respect to the Junior Subordinated Notes. In addition to obtaining the foregoing approvals of the Holders of the Trust Preferred Securities, prior to taking any of the foregoing actions, the Trustees shall, at the expense of the Sponsor, obtain an Opinion of Counsel experienced in such matters to the effect that such action shall not cause the Trust to be classified as other than a grantor trust for United States federal income tax purposes.

(c) If any proposed amendment to this Trust Agreement provides for, or the Trustees otherwise propose to effect, (i) any action that would adversely affect in any material respect the powers, preferences or special rights of the Trust Preferred Securities, whether by way of amendment to this Trust Agreement or otherwise, or (ii) the dissolution, winding-up or termination of the Trust, other than pursuant to the terms of this Trust Agreement, then the Holders of Outstanding Trust Preferred Securities as a class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of the Holders of at least a majority in Liquidation Amount of the Outstanding Trust Preferred Securities. Notwithstanding any other provision of this Trust Agreement, no amendment to this Trust Agreement may be made if, as a result of such amendment, it would cause the Trust to be classified as other than a grantor trust for United States federal income tax purposes.

Section 6.2 Notice of Meetings and Actions by Written Consent.

Notice of all meetings of the Holders of Trust Preferred Securities, or of any matter upon which action by written consent of the Holders of Trust Preferred Securities is to be taken, stating the time, place and purpose of the meeting or describing such matter in full, as applicable, shall be given by the Property Trustee pursuant to Section 11.8 to each Holder of Trust Preferred Securities of record, at his registered address, at least 15 days and not more than 90 days before the meeting. At any such meeting, any business properly before the meeting may be so considered whether or not stated in the notice of the meeting. Any adjourned meeting may be held as adjourned without further notice.

Section 6.3 Meetings of Holders of Trust Preferred Securities.

No annual meeting of Holders is required to be held. The Administrative Trustees, however, shall call a meeting of Holders of Trust Preferred Securities to vote on any matter upon the written request of the Holders of Trust Preferred Securities of record of 25% of the Outstanding Trust Preferred Securities (based upon their Liquidation Amount) and the Administrative Trustees or the Property Trustee may, at any time in their discretion, call a meeting of Holders of Trust Preferred Securities to vote on any matters as to which Holders of Trust Preferred Securities are entitled to vote.

Holders of at least a majority of the Outstanding Trust Preferred Securities (based upon their Liquidation Amount), present in person or by proxy, shall constitute a quorum at any meeting of Holders.

If a quorum is present at a meeting, an affirmative vote by the Holders, in person or by proxy, holding at least a majority of the Trust Preferred Securities (based upon their Liquidation Amount) held by the Holders present, either in person or by proxy, at such meeting shall constitute the action of the Holders of Trust Preferred Securities, unless this Trust Agreement requires a greater number of affirmative votes.

Section 6.4 Voting Rights.

Holders shall be entitled to one vote for each $1,000 of Liquidation Amount represented by their Trust Securities in respect of any matter as to which such Holders are entitled to vote.

Section 6.5 Proxies, Etc.

At any meeting of Holders, any Holder entitled to vote thereat may vote by proxy, provided that no proxy shall be voted at any meeting unless it shall have been placed on file with the Administrative Trustees, or with such other officer or agent of the Trust as the Administrative Trustees may direct, for verification prior to the time at which such vote shall be taken. Pursuant to a resolution of the Property Trustee, proxies may be solicited in the name of the Property Trustee or one or more officers of the Property Trustee. Only Holders of record shall be entitled to vote. When Trust Securities are held jointly by several Persons, any one of them may vote at any meeting in person or by proxy in respect of such Trust Securities, but if more than one of them shall be present at such meeting in person or by proxy, and such joint owners or their proxies so present disagree as to any vote to be cast, such vote shall not be received in respect of such Trust Securities. A proxy purporting to be executed by or on behalf of a Holder shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger. No proxy shall be valid more than three years after its date of execution.

Section 6.6 Holder Action by Written Consent.

Any action which may be taken by Holders at a meeting may be taken without a meeting if Holders holding at least a majority of all Outstanding Trust Securities (based upon their Liquidation Amount) entitled to vote in respect of such action (or such larger proportion thereof as shall be required by any express provision of this Trust Agreement) shall consent to the action in writing.

Section 6.7 Record Date for Voting and Other Purposes.

For the purposes of determining the Holders who are entitled to notice of and to vote at any meeting or by written consent, or to participate in any Distribution on the Trust Securities in respect of which a record date is not otherwise provided for in this Trust Agreement, or for the purpose of any other action, the Administrative Trustees may from time to time fix a date, not more than 90 days prior to the date of any meeting of Holders or the payment of a Distribution or other action, as the case may be, as a record date for the determination of the identity of the Holders of record for such purposes.

Section 6.8 Acts of Holders.

(a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Trust Agreement to be given, made or taken by Holders or Owners may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders or Owners in person or by an agent duly appointed in writing; and, except as otherwise expressly provided herein, such action shall become effective when such instrument or instruments are delivered to an Administrative Trustee. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders or Owners signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Trust Agreement and (subject to Section 8.1) conclusive in favor of the Trustees, if made in the manner provided in this Section.

(b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which any Trustee receiving the same deems sufficient.

(c) The ownership of Trust Preferred Securities shall be proved by the Securities Register.

(d) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Trust Security shall bind every future Holder of the same Trust Security and the Holder of every Trust Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustees or the Trust in reliance thereon, whether or not notation of such action is made upon such Trust Security.

(e) Without limiting the foregoing, a Holder entitled hereunder to take any action hereunder with regard to any particular Trust Security may do so with regard to all or any part of the Liquidation Amount of such Trust Security or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any part of such Liquidation Amount.

(f) If any dispute shall arise between the Holders and the Administrative Trustees or among such Holders or Trustees with respect to the authenticity, validity or binding nature of any request, demand, authorization, direction, consent, waiver or other Act of such Holder or Trustee under this Article VI, then the determination of such matter by the Property Trustee shall be conclusive with respect to such matter.

(g) A Holder may institute a legal proceeding directly against the Sponsor under the Guarantee to enforce its rights under the Guarantee without first instituting a legal proceeding against the Trust or any person or entity.

Section 6.9 Inspection of Records.

Upon reasonable notice to the Administrative Trustees and the Property Trustee, the records of the Trust shall be open to inspection by Holders during normal business hours for any purpose reasonably related to such Holder’s interest as a Holder.

ARTICLE VII

REPRESENTATIONS AND WARRANTIES

Section 7.1 Representations and Warranties of the Property Trustee and the Delaware Trustee.

The Property Trustee and the Delaware Trustee, each severally on behalf of and as to itself, hereby represents and warrants for the benefit of the Sponsor and the Holders that:

(a) the Property Trustee is a banking corporation, duly organized, validly existing and in good standing under the laws of the State of New York;

(b) the Property Trustee has full corporate power, authority and legal right to execute, deliver and perform its obligations under this Trust Agreement and has taken all necessary action to authorize the execution, delivery and performance by it of this Trust Agreement;

(c) the Delaware Trustee is a Delaware banking corporation duly organized, validly existing and in good standing under the laws of the State of Delaware;

(d) the Delaware Trustee has full corporate power, authority and legal right to execute, deliver and perform its obligations under this Trust Agreement and has taken all necessary action to authorize the execution, delivery and performance by it of this Trust Agreement;

(e) this Trust Agreement has been duly authorized, executed and delivered by the Property Trustee and the Delaware Trustee and constitutes the valid and legally binding agreement of each of the Property Trustee and the Delaware Trustee enforceable against each of them in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and

(f) the execution, delivery and performance of this Trust Agreement has been duly authorized by all necessary corporate or other action on the part of the Property Trustee and the Delaware Trustee and does not require any approval of stockholders of the Property Trustee and the Delaware Trustee and such execution, delivery and performance will not (i) violate the Charter or By-laws of the Property Trustee or the Delaware Trustee, (ii) violate any provision of, or constitute, with or without notice or lapse of time, a default under, or result in the creation or imposition of, any Lien on any properties included in the Trust Property pursuant to the provisions of, any indenture, mortgage, credit agreement, license or other agreement or instrument to which the Property Trustee or the Delaware Trustee is a party or by which it is bound, or (iii) violate any law, governmental rule or regulation of the United States of America governing the banking, trust or general powers of the Property Trustee or the Delaware Trustee (as appropriate in context) or any order, judgment or decree applicable to the Property Trustee or the Delaware Trustee;

(g) to their knowledge, neither the authorization, execution or delivery by the Property Trustee or the Delaware Trustee of this Trust Agreement nor the consummation of any of the transactions by the Property Trustee or the Delaware Trustee (as appropriate in context) contemplated herein requires the consent or approval of, the giving of notice to, the registration with or the taking of any other action with respect to any governmental authority or agency under any existing law of the United States of America governing the banking, trust or general powers of the Property Trustee or the Delaware Trustee, as the case may be; and

(h) there are no proceedings pending or, to the best of each of the Property Trustee’s and the Delaware Trustee’s knowledge without independent investigation, threatened against or affecting the Property Trustee or the Delaware Trustee in any court or before any governmental authority, agency or arbitration board or tribunal that, individually or in the aggregate, would materially and adversely affect the Trust or would question the right, power and authority of the Property Trustee or the Delaware Trustee, as the case may be, to enter into or perform its obligations as one of the Trustees under this Trust Agreement.

Section 7.2 Representations and Warranties of Sponsor.

The Sponsor hereby represents and warrants for the benefit of the Holders that:

(a) the Trust Securities Certificates issued on the Closing Date on behalf of the Trust have been duly authorized and will have been, duly and validly executed, issued and delivered by the Trustees pursuant to the terms and provisions of, and in accordance with the requirements of, this Trust Agreement and the Holders will be, as of each such date, entitled to the benefits of this Trust Agreement; and

(b) there are no taxes, fees or other governmental charges payable by the Trust (or the Trustees on behalf of the Trust) under the laws of the State of Delaware or any political subdivision thereof in connection with the execution, delivery and performance by the Property Trustee or the Delaware Trustee, as the case may be, of this Trust Agreement.

ARTICLE VIII

THE TRUSTEES

Section 8.1 Certain Duties and Responsibilities.

(a) The rights, duties and responsibilities of the Trustees shall be as provided by this Trust Agreement and, in the case of the Property Trustee, by the Trust Indenture Act. For purposes of Sections 315(a) and 315(c) of the Trust Indenture Act, the term “default” is hereby defined to mean an Event of Default has occurred and is continuing. Notwithstanding the foregoing, no provision of this Trust Agreement shall require the Trustees to expend or risk their own funds or otherwise incur any financial liability in the performance of any of their duties hereunder, or in the exercise of any of their rights or powers, if they shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. The Delaware Trustee shall have no liability under this Trust Agreement except for its gross negligence or willful misconduct. The Property Trustee shall have no liability under this Trust Agreement except for its negligence or willful misconduct. Whether or not therein expressly so provided, every provision of this Trust Agreement relating to the conduct or affecting the liability of or affording protection to the Trustees shall be subject to the provisions of this Section. Nothing in this Trust Agreement shall be construed to release an Administrative Trustee from liability for its own gross negligent action, its own gross negligent failure to act, or its own willful misconduct. To the extent that, at law or in equity, the Delaware Trustee or an Administrative Trustee has duties (including fiduciary duties) and liabilities relating thereto to the Trust or to the Holders, the Delaware Trustee or such Administrative Trustee shall not be liable to the Trust or to any Holder for such Trustee’s good faith reliance on the provisions of this Trust Agreement. The provisions of this Trust Agreement, to the extent that they restrict the duties and liabilities of the Delaware Trustee or the Administrative Trustees otherwise existing at law or in equity, are agreed by the Sponsor and the Holders to replace such other duties and liabilities of the Administrative Trustees.

(b) All payments made by the Property Trustee or a Paying Agent in respect of the Trust Securities shall be made only from the income and proceeds from the Trust Property and only to the extent that there shall be sufficient income or proceeds from the Trust Property to enable the Property Trustee or a Paying Agent to make payments in accordance with the terms hereof. Each Holder, by its acceptance of a Trust Security, agrees that it will look solely to the income and proceeds from the Trust Property to the extent legally available for distribution to it as herein provided and that the Trustees, their officers, directors, shareholders and agents are not personally liable to it for any amount distributable in respect of any Trust Security or for any other liability in respect of any Trust Security. This Section 8.1(b) does not limit the liability of the Trustees expressly set forth elsewhere in this Trust Agreement or, in the case of the Property Trustee, in the Trust Indenture Act.

(c) If an Event of Default has occurred and is continuing, the Property Trustee shall enforce this Trust Agreement for the benefit of the Holders.

(d) No provision of this Trust Agreement shall be construed to relieve the Property Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i) the Property Trustee shall not be liable for any error of judgment made in good faith by the Responsible Officer of the Property Trustee, unless it shall be proved that the Property Trustee was negligent in ascertaining the pertinent facts;

(ii) the Property Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a majority in Liquidation Amount of the Trust Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Property Trustee, or exercising any trust or power conferred upon the Property Trustee under this Trust Agreement;

(iii) the Property Trustee’s sole duty with respect to the custody, safe keeping and physical preservation of the Junior Subordinated Notes and the Payment Account shall be, (A) before the occurrence of any Event of Default and after the curing of all Events of Default that may have occurred, to undertake to perform only such duties as are specifically set forth in this Trust Agreement and the Trust Indenture Act, and (B) in case an Event of Default has occurred (that has not been cured or waived pursuant hereto), to exercise such of the rights and powers vested in it by this Trust Agreement, and use the same degree of care and skill in its exercise thereof, as a prudent person would exercise or use in the conduct of his or her own affairs, subject to the protections and limitations on liability afforded to the Property Trustee under this Trust Agreement and the Trust Indenture Act;

(iv) the Property Trustee shall not be liable for any interest on any money received by it except as it may otherwise agree with the Sponsor; and money held by the Property Trustee need not be segregated from other funds held by it except in relation to the Payment Account maintained by the Property Trustee pursuant to Section 3.1 and except to the extent otherwise required by law;

(v) the Property Trustee shall not be responsible for monitoring the compliance by the Administrative Trustees or the Sponsor with their respective duties under this Trust Agreement, nor shall the Property Trustee be liable for the default, negligence or misconduct of the Administrative Trustees or the Sponsor;

(vi) Notwithstanding anything contained in this Trust Agreement to the contrary, the duties and responsibilities of the Property Trustee under this Trust Agreement shall be subject to the protections, exculpations and limitations on liability afforded to an indenture trustee under the provisions of the Trust Indenture Act. For the purposes of Sections 315(b) and 315(d)(2) of the Trust Indenture Act, the term “responsible officer” is hereby defined as a Responsible Officer; and

(vii) Whether or not therein expressly so provided, every provision of this Trust Agreement relating to the conduct or affecting the liability of or affording protection to the Property Trustee shall be subject to the provisions of this Section.

Section 8.2 Certain Notices.

Within 30 days after the occurrence of any Event of Default actually known to a Responsible Officer of the Property, the Property Trustee shall transmit, in the manner and to the extent provided in Section 11.8, notice of such Event of Default to the Holders, the Administrative Trustees and the Sponsor, unless such Event of Default shall have been cured or waived.

Promptly after the receipt of notice of the Sponsor’s exercise of its right to defer the payment of interest on the Junior Subordinated Notes pursuant to the Supplemental Indenture, the Property Trustee shall transmit, in the manner and to the extent provided in Section 11.8, notice of such exercise to the Holders and the Property Trustee, unless such exercise shall have been revoked. For the purpose of this Section 8.2, the term “default” means any event which is, or after notice or lapse of time or both would become, an Event of Default.

Section 8.3 Certain Rights of Property Trustee.

Subject to the provisions of Section 8.1:

(a) the Property Trustee may conclusively rely and shall be fully protected in acting or refraining from acting in good faith upon any resolution, Opinion of Counsel, certificate, written representation of a Holder or transferee, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b) if (i) in performing its duties under this Trust Agreement the Property Trustee is required to decide between alternative courses of action or (ii) in construing any of the provisions of this Trust Agreement the Property Trustee finds the same ambiguous or inconsistent with any other provisions contained herein or (iii) the Property Trustee is unsure of the application of any provision of this Trust Agreement, then, except as to any matter as to which the Holders of Trust Preferred Securities are entitled to vote under the terms of this Trust Agreement, the Property Trustee shall deliver a notice to the Sponsor requesting written instructions of the Sponsor as to the course of action to be taken and the Property Trustee shall take such action, or refrain from taking such action, as the Property Trustee shall be instructed in writing to take, or to refrain from taking, by the Sponsor; provided, however, that if the Property Trustee does not receive such instructions of the Sponsor within ten Business Days after it has delivered such notice, or such reasonably shorter period of time set forth in such notice (which to the extent practicable shall not be less than two Business Days), it may, but shall be under no duty to, take or refrain from taking such action not inconsistent with this Trust Agreement as it shall deem advisable and in the best interests of the Holders, in which event the Property Trustee shall have no liability except for its own bad faith, negligence or willful misconduct;

(c) any direction or act of the Sponsor or the Trustees contemplated by this Trust Agreement shall be sufficiently evidenced by an Officers’ Certificate;

(d) whenever in the administration of this Trust Agreement, the Property Trustee shall deem it desirable that a matter be established before undertaking, suffering or omitting any action hereunder, the Property Trustee (unless other evidence is herein specifically prescribed) may, in the absence of bad faith on its part, request and conclusively rely upon an Officers’ Certificate which, upon receipt of such request, shall be promptly delivered by the Sponsor or the Administrative Trustees;

(e) the Property Trustee shall have no duty to see to any recording, filing or registration of any instrument (including any financing or continuation statement or any filing under tax or securities laws) or any rerecording, refiling or re-registration thereof;

(f) the Property Trustee may consult with counsel of its own selection (which may be outside counsel to the Sponsor) and the advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon and in accordance with such advice, such counsel may be counsel to the Sponsor or any of its Affiliates, and may include any of its employees; the

Property Trustee shall have the right at any time to seek instructions concerning the administration of this Trust Agreement from any court of competent jurisdiction;

(g) the Property Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Trust Agreement at the request or direction of any of the Holders pursuant to this Trust Agreement, unless such Holders shall have offered to the Property Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

(h) the Property Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture, note or other evidence of indebtedness or other paper or document, unless requested in writing to do so by one or more Holders, but the Property Trustee may make such further inquiry or investigation into such facts or matters as it may see fit;

(i) the Property Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through its agents or attorneys and the Property Trustee shall not be responsible for any misconduct or negligence on the part of any such agent or attorney appointed with due care by it hereunder;

(j) whenever in the administration of this Trust Agreement the Property Trustee shall deem it desirable to receive instructions with respect to enforcing any remedy or right or taking any other action hereunder the Property Trustee (i) may request instructions from the Holders of the Trust Securities which instructions may only be given by the Holders of the same proportion in Liquidation Amount of the Trust Securities as would be entitled to direct the Property Trustee under the terms of the Trust Securities in respect of such remedy, right or action, (ii) may refrain from enforcing such remedy or right or taking such other action until such instructions are received, and (iii) shall be fully protected in acting in accordance with such instructions;

(k) except as otherwise expressly provided by this Trust Agreement, the Property Trustee shall not be under any obligation to take any action that is discretionary under the provisions of this Trust Agreement;

(l) no provision of this Trust Agreement shall be deemed to impose any duty or obligation on the Property Trustee to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it, in any jurisdiction in which it shall be illegal, or in which the Property Trustee shall be unqualified or incompetent in accordance with applicable law, to perform any such act or acts, or to exercise any such right, power, duty or obligation. No permissive power or authority available to the Property Trustee shall be construed to be a duty;

(m) the Property Trustee shall not be deemed to have notice or be charged with knowledge of any default or Event of Default unless a Responsible Officer of the Property Trustee shall have received written notice thereof at the Corporate Trust Office of the Property Trustee from the Sponsor;

(n) the rights, privileges, protections, immunities and benefits given to the Property Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Property Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder;

(o) the Property Trustee may conclusively assume that any funds held by it hereunder are legally available unless a Responsible Officer of the Property Trustee shall have received written notice from the Sponsor, any Holder or any other Trustee that such funds are not legally available; and

(p) in no event shall the Property Trustee be liable for special, indirect or consequential loss or damage of any kind whatsoever (including, but not limited to, lost profits), irrespective of whether the Property Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

Section 8.4 Not Responsible for Recitals or Issuance of Securities.

The recitals contained herein and in the Trust Securities Certificates shall be taken as the statements of the Trust, and the Trustees do not assume any responsibility for their correctness. The Trustees shall not be accountable for the use or application by the Sponsor of the proceeds of the Junior Subordinated Notes.

Section 8.5 May Hold Securities.

Except as provided in the definition of the term “Outstanding” in Article I, any Trustee or any other agent of any Trustee or the Trust, in its individual or any other capacity, may become the owner or pledgee of Trust Securities and, subject to Sections 8.8 and 8.13, may otherwise deal with the Trust with the same rights it would have if it were not a Trustee or such other agent.

Section 8.6 Compensation; Indemnity; Fees.

The Sponsor agrees:

(a) to pay to the Trustees from time to time reasonable compensation for all services rendered by them hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(b) except as otherwise expressly provided herein, to reimburse the Trustees upon request for all reasonable expenses, disbursements and advances incurred or made by the Trustees in accordance with any provision of this Trust Agreement (including the reasonable compensation and the expenses and disbursements of their agents and counsel), except any such expense, disbursement or advance as shall be caused by its negligence or willful misconduct (or, in the case of the Administrative Trustees or the Delaware Trustee, any such expense, disbursement or advance caused by their gross negligence); and

(c) to the fullest extent permitted by applicable law, to indemnify and hold harmless (i) each Trustee (and any predecessor Trustee), (ii) any Affiliate of any Trustee, (iii)

any officer, director, shareholder, employee, representative or agent of any Trustee, and (iv) any employee or agent of the Trust or its Affiliates, (referred to herein as an “Indemnified Person”) from and against any loss, damage, liability, tax, penalty, expense or claim of any kind or nature whatsoever incurred by such Indemnified Person in connection with the creation, operation or termination of the Trust or any act or omission performed or omitted by such Indemnified Person on behalf of the Trust, except that no Indemnified Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Indemnified Person by reason of gross negligence or willful misconduct with respect to such acts or omissions.

The provisions of this Section 8.6 shall survive the termination of this Trust Agreement for any reason or the termination, resignation or removal of any Trustee.

In addition to and without prejudice to its rights hereunder, when the Property Trustee incurs expenses or renders services in connection with a Bankruptcy Event, the expenses and the compensation for the services are intended to constitute expenses of administration under any applicable federal or state bankruptcy, receivership, insolvency or similar law.

“Property Trustee” for the purposes of this Section shall include any predecessor Property Trustee; provided, however, that the negligence, willful misconduct or bad faith of any Property Trustee hereunder shall not affect the rights of any other Property Trustee hereunder.

No Trustee may claim any Lien or charge on any Trust Property as a result of any amount due pursuant to this Section 8.6.

The Sponsor and any Trustee may engage in or possess an interest in other business ventures of any nature or description, independently or with others, similar or dissimilar to the business of the Trust, and the Trust and the Holders of Trust Securities shall have no rights by virtue of this Trust Agreement in and to such independent ventures or the income or profits derived therefrom, and the pursuit of any such venture, even if competitive with the business of the Trust, shall not be deemed wrongful or improper. Neither the Sponsor, nor any Trustee, shall be obligated to present any particular investment or other opportunity to the Trust even if such opportunity is of a character that, if presented to the Trust, could be taken by the Trust, and the Sponsor or any Trustee shall have the right to take for its own account (individually or as a partner or fiduciary) or to recommend to others any such particular investment or other opportunity. Any Trustee may engage or be interested in any financial or other transaction with the Sponsor or any Affiliate of the Sponsor, or may act as depository for, trustee or agent for, or act on any committee or body of holders of, securities or other obligations of the Sponsor or its Affiliates.

Section 8.7 Corporate Property Trustee Required; Eligibility of Trustees.

(a) There shall at all times be a Property Trustee hereunder with respect to the Trust Securities. The Property Trustee shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least $50,000,000. If any such Person publishes reports of condition at least annually, pursuant to law or to the requirements of its supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Property Trustee with respect to the Trust Securities shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

(b) There shall at all times be one or more Administrative Trustees hereunder with respect to the Trust Securities. Each Administrative Trustee shall be either a natural person who is at least 21 years of age or a legal entity that shall act through one or more persons authorized to bind that entity.

(c) There shall at all times be a Delaware Trustee with respect to the Trust Securities. The Delaware Trustee shall either be (i) a natural person who is at least 21 years of age and a resident of the State of Delaware or (ii) a legal entity with its principal place of business in the State of Delaware and that otherwise meets the requirements of applicable Delaware law that shall act through one or more persons authorized to bind such entity.

Section 8.8 Conflicting Interests.

If the Property Trustee has or shall acquire a conflicting interest within the meaning of Section 310(b) of the Trust Indenture Act, the Property Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, Section 310(b) of the Trust Indenture Act and this Trust Agreement; provided, however, that there shall be excluded from the operation of Section 310(b)(1) of the Trust Indenture Act (i) the Guarantee and (ii) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Trust or the Sponsor are outstanding if the requirements for such exclusion set forth in Section 310(b)(1) of the Trust Indenture Act are met. Nothing herein shall preclude the Property Trustee from submitting an application or applications contemplated by the second to the last paragraph of Section 310(b) of the Trust Indenture Act.

Section 8.9 Co-Trustees and Separate Property Trustee.

Unless a Note Event of Default shall have occurred and be continuing, at any time or from time to time, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of the Trust Property may at the time be located, the Sponsor and the Administrative Trustees, by agreed action of the majority of such Trustees, shall have power to appoint, and upon the written request of the Administrative Trustees, the Sponsor shall for such purpose join with the Administrative Trustees in the execution, delivery, and performance of all instruments and agreements necessary or proper to appoint, one or more Persons approved by the Property Trustee either to act as co-trustee, jointly with the Property Trustee, of all or any part of such Trust Property, or to the extent required by law to act as separate trustee of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such Person or Persons in the capacity aforesaid, any property, title, right or power deemed necessary or desirable, subject to the other provisions of this Section. If the Sponsor does not join in such appointment within 15 days after the receipt by it of a request so to do, or in case a Note Event of Default has occurred and is continuing, the

Property Trustee alone shall have power to make such appointment. Any co-trustee or separate trustee appointed pursuant to this Section shall satisfy the requirements of Section 8.7.

Should any written instrument from the Sponsor be required by any co-trustee or separate trustee so appointed for more fully confirming to such co-trustee or separate trustee such property, title, right, or power, any and all such instruments shall, on request, be executed, acknowledged and delivered by the Sponsor.

Every co-trustee or separate trustee shall, to the extent permitted by law, but to such extent only, be appointed subject to the following terms, namely:

(a) The Trust Securities shall be executed and delivered and all rights, powers, duties, and obligations hereunder in respect of the custody of securities, cash and other personal property held by, or required to be deposited or pledged with, the Trustees specified hereunder shall be exercised solely by such Trustees and not by such co-trustee or separate trustee.

(b) The rights, powers, duties, and obligations hereby conferred or imposed upon the Property Trustee in respect of any property covered by such appointment shall be conferred or imposed upon and exercised or performed by the Property Trustee or by the Property Trustee and such co-trustee or separate trustee jointly, as shall be provided in the instrument appointing such co-trustee or separate trustee, except to the extent that under any law of any jurisdiction in which any particular act is to be performed, the Property Trustee shall be incompetent or unqualified to perform such act, in which event such rights, powers, duties and obligations shall be exercised and performed by such co-trustee or separate trustee.

(c) The Property Trustee at any time, by an instrument in writing executed by it, with the written concurrence of the Sponsor, may accept the resignation of or remove any co-trustee or separate trustee appointed under this Section, and, in case a Note Event of Default has occurred and is continuing, the Property Trustee shall have power to accept the resignation of, or remove, any such co-trustee or separate trustee without the concurrence of the Sponsor. Upon the written request of the Property Trustee, the Sponsor shall join with the Property Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to effectuate such resignation or removal. A successor to any co-trustee or separate trustee so resigned or removed may be appointed in the manner provided in this Section.

(d) No co-trustee or separate trustee hereunder shall be personally liable by reason of any act or omission of the Property Trustee or any other trustee hereunder.

(e) The Trustees shall not be liable by reason of any act or omission of a co-trustee or separate trustee.

(f) Any Act of Holders delivered to the Property Trustee shall be deemed to have been delivered to each such co-trustee and separate trustee.

Section 8.10 Resignation and Removal; Appointment of Successor.

No resignation or removal of any Trustee (the “Relevant Trustee”) and no appointment of a successor Relevant Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Relevant Trustee in accordance with the applicable requirements of Section 8.11.

Subject to the immediately preceding paragraph, the Relevant Trustee may resign at any time by giving written notice thereof to the Holders. If the instrument of acceptance by the successor Relevant Trustee required by Section 8.11 shall not have been delivered to the Relevant Trustee within 30 days after the giving of such notice of resignation, the resigning Relevant Trustee may petition, any court of competent jurisdiction for the appointment of a successor Relevant Trustee.

The Administrative Trustees, or any of them, may be removed at any time by Act of the Holder of Trust Common Securities delivered to the Relevant Trustee.

The Property Trustee or the Delaware Trustee, or both of them, may be removed by Act of the Holders of at least a majority in Liquidation Amount of the Trust Preferred Securities, delivered to the Relevant Trustee (in its individual capacity and, in the case of the Property Trustee, on behalf of the Trust) at any time if a Note Event of Default shall have occurred and be continuing. Unless and until a Note Event of Default shall have occurred and be continuing, the Property Trustee or the Delaware Trustee, or both of them, may be removed at any time by Act of the Holder of Trust Common Securities.

If any Trustee shall resign, be removed or become incapable of acting as Trustee, or if a vacancy shall occur in the office of any Trustee for any cause, at a time when no Note Event of Default shall have occurred and be continuing, the Holder of Trust Common Securities, by Act of the Holder of Trust Common Securities delivered to the retiring Trustee, shall promptly appoint a successor Trustee or Trustees, and the retiring Trustee shall comply with the applicable requirements of Section 8.11. If the Property Trustee or the Delaware Trustee shall resign, be removed or become incapable of continuing to act as the Property Trustee or the Delaware Trustee, as the case may be, at a time when a Note Event of Default shall have occurred and be continuing, the Holders of Trust Preferred Securities, by Act of the Holders of a majority in Liquidation Amount of the Trust Preferred Securities then Outstanding delivered to the retiring Relevant Trustee, shall promptly appoint a successor Relevant Trustee or Trustees, and such successor Trustee shall comply with the applicable requirements of Section 8.11. If an Administrative Trustee shall resign, be removed or become incapable of acting as Administrative Trustee, at a time when a Note Event of Default shall have occurred and be continuing, the Holder of Trust Common Securities by Act of the Holder of Trust Common Securities delivered to the Administrative Trustee shall promptly appoint a successor Administrative Trustee or Administrative Trustees and such successor Administrative Trustee or Trustees shall comply with the applicable requirements of Section 8.11. If, more than one year after the occurrence of such vacancy, no successor Relevant Trustee shall have been so appointed by the Holder of Trust Common Securities or the Holders of Trust Preferred Securities and accepted appointment in the manner required by Section 8.11, any Holder who has been a Holder of Trust Securities for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Relevant Trustee.

The resigning Trustee shall give notice of its resignation or removal and the appointment of a successor Trustee to all Holders in the manner provided in Section 11.8 and shall give notice to the Sponsor. Each notice shall include the name of the successor Relevant Trustee and the address of its Corporate Trust Office if it is the Property Trustee.

Notwithstanding the foregoing or any other provision of this Trust Agreement, in the event any Administrative Trustee or a Delaware Trustee who is a natural person dies or becomes, in the opinion of the Sponsor, incompetent or incapacitated, the vacancy created by such death, incompetence or incapacity may be filled by (a) the unanimous act of the remaining Administrative Trustees if there are at least two of them or (b) otherwise by the Sponsor (with the successor in each case being a Person who satisfies the eligibility requirement for Administrative Trustees or Delaware Trustee, as the case may be, set forth in Section 8.7).

Section 8.11 Acceptance of Appointment by Successor.

In case of the appointment hereunder of a successor Trustee such successor Trustee so appointed shall execute, acknowledge and deliver to the Trust and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Sponsor or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and if the Property Trustee is the resigning Trustee shall duly assign, transfer and deliver to the successor Trustee all property and money held by such retiring Property Trustee hereunder.

In case of the appointment hereunder of a successor Relevant Trustee, the retiring Relevant Trustee and each successor Relevant Trustee with respect to the Trust Securities shall execute and deliver an amendment hereto wherein each successor Relevant Trustee shall accept such appointment and which (a) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Relevant Trustee all the rights, powers, trusts and duties of the retiring Relevant Trustee with respect to the Trust Securities and the Trust and (b) shall add to or change any of the provisions of this Trust Agreement as shall be necessary to provide for or facilitate the administration of the Trust by more than one Relevant Trustee, it being understood that nothing herein or in such amendment shall constitute such Relevant Trustees co-trustees and upon the execution and delivery of such amendment the resignation or removal of the retiring Relevant Trustee shall become effective to the extent provided therein and each such successor Relevant Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Relevant Trustee; but, on request of the Trust or any successor Relevant Trustee such retiring Relevant Trustee shall duly assign, transfer and deliver to such successor Relevant Trustee all Trust Property, all proceeds thereof and money held by such retiring Relevant Trustee hereunder with respect to the Trust Securities and the Trust.

Upon request of any such successor Relevant Trustee, the Trust shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Relevant Trustee all such rights, powers and trusts referred to in the first or second preceding paragraph, as the case may be.

No successor Relevant Trustee shall accept its appointment unless at the time of such acceptance such successor Relevant Trustee shall be qualified and eligible under this Article.

Section 8.12 Merger, Conversion, Consolidation or Succession to Business.

Any Person into which the Property Trustee or the Delaware Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which such Relevant Trustee shall be a party, or any Person succeeding to all or substantially all the corporate trust business of such Relevant Trustee, shall be the successor of such Relevant Trustee hereunder, provided that such Person shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto.

Section 8.13 Preferential Collection of Claims Against Sponsor or Trust.

In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other similar judicial proceeding relative to the Trust or any other obligor upon the Trust Securities or the property of the Trust or of such other obligor or their creditors, the Property Trustee (irrespective of whether any Distributions on the Trust Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Property Trustee shall have made any demand on the Trust for the payment of any past due Distributions) shall be entitled and empowered, to the fullest extent permitted by law, by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of any Distributions owing and unpaid in respect of the Trust Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Property Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Property Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

(b) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Property Trustee and, in the event the Property Trustee shall consent to the making of such payments directly to the Holders, to pay to the Property Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Property Trustee, its agents and counsel, and any other amounts due the Property Trustee.

Nothing herein contained shall be deemed to authorize the Property Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization,

arrangement adjustment or compensation affecting the Trust Securities or the rights of any Holder thereof or to authorize the Property Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 8.14 Reports by Property Trustee.

(a) Within 60 days after May 15 of each year commencing with May 15, 2008, if required by Section 313(a) of the Trust Indenture Act, the Property Trustee shall transmit a brief report with respect to any of the events specified in Section 313(a) of the Trust Indenture Act that may have occurred since the later of the date of this Trust Agreement or the immediately preceding May 15.

(b) The Property Trustee shall transmit to Holders the reports required by Section 313(b) of the Trust Indenture Act at the times specified therein.

(c) Reports pursuant to this Section shall be transmitted in the manner and to the Persons required by Section 313(c) and (d) of the Trust Indenture Act.

Section 8.15 Reports to the Property Trustee.

The Sponsor and the Administrative Trustees on behalf of the Trust shall provide to the Property Trustee such documents, reports and information as required by Section 314 of the Trust Indenture Act (if any) and the compliance certificate required by Section 314(a) of the Trust Indenture Act in the form, in the manner and at the times required by Section 314 of the Trust Indenture Act. The Sponsor shall provide to the Property Trustee such documents, reports and information as required by Section 312(a) of the Trust Indenture Act in the form, in the manner and at the times required by Section 312(a) of the Trust Indenture Act. The Sponsor shall give prompt written notice to the Property Trustee and any Paying Agent of (i) any Bankruptcy Event, (ii) any Event of Default or any event which is, or after notice or passage of time would be, a default hereunder, and any cure or waiver of such Event of Default or default, and (iii) if and when the Trust Preferred Securities are listed on any stock exchange. Delivery of such documents, reports and information is for information purposes only and the Property Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including compliance with any covenants hereunder (as to which the Property Trustee is entitled to rely exclusively on an Officers’ Certificate).

Section 8.16 Evidence of Compliance with Conditions Precedent.

Each of the Sponsor and the Administrative Trustees on behalf of the Trust shall provide to the Property Trustee such evidence of compliance with any conditions precedent, if any, provided for in this Trust Agreement that relate to any of the matters set forth in Section 314(c) of the Trust Indenture Act. Any certificate or opinion required to be given by an officer pursuant to Section 314(c)(1) of the Trust Indenture Act shall be given in the form of an Officers’ Certificate.

Section 8.17 Number of Trustees.

(a) The number of Trustees shall be five, provided that the Holder of all of the Trust Common Securities by written instrument may increase or decrease the number of Administrative Trustees. The Property Trustee and the Delaware Trustee may be the same Person.

(b) If a Trustee ceases to hold office for any reason and the number of Administrative Trustees is not reduced pursuant to Section 8.17(a), or if the number of Trustees is increased pursuant to Section 8.17(a), a vacancy shall occur. The vacancy shall be filled with a Trustee appointed in accordance with Section 8.10.

(c) The death, resignation, retirement, removal, bankruptcy, incompetence or incapacity to perform the duties of a Trustee shall not operate to dissolve, terminate or annul the Trust. Whenever a vacancy in the number of Administrative Trustees shall occur, until such vacancy is filled by the appointment of an Administrative Trustee in accordance with Section 8.10, the Administrative Trustees in office, regardless of their number (and notwithstanding any other provision of this Trust Agreement), shall have all the powers granted to the Administrative Trustees and shall discharge all the duties imposed upon the Administrative Trustees by this Trust Agreement.

Section 8.18 Delegation of Power.

(a) Any Administrative Trustee may, by power of attorney consistent with applicable law, delegate to any other natural person over the age of 21 his or her power for the purpose of executing any documents contemplated in Section 2.7(a), including any registration statement or amendment thereto filed with the Commission, or making any other governmental filing; and

(b) The Administrative Trustees shall have power to delegate from time to time to such of their number or to the Sponsor the doing of such things and the execution of such instruments either in the name of the Trust or the names of the Administrative Trustees or otherwise as the Administrative Trustees may deem expedient, to the extent such delegation is not prohibited by applicable law or contrary to the provisions of this Trust Agreement, as set forth herein.

ARTICLE IX

TERMINATION, LIQUIDATION AND MERGER.

Section 9.1 Termination Upon Expiration Date.

Unless earlier terminated pursuant to Section 9.2, the Trust shall automatically terminate on November 15, 2072 (the “Expiration Date”), following the distribution of the Trust Property in accordance with Section 9.4.

Section 9.2 Early Termination.

Upon the occurrence of the first of any of the following events to occur (an “Early Termination Event”), the Trust shall terminate:

(a) the occurrence of a Bankruptcy Event in respect of, or the dissolution or liquidation of, the Holder of the Trust Common Securities;

(b) the written direction to the Property Trustee from the Sponsor as the holder of the Trust Common Securities at any time to terminate the Trust and distribute Junior Subordinated Notes to Holders in an amount equivalent to the amount of the Trust Preferred Securities and Trust Common Securities held by such holders (which, except as set forth in this Section 9.2, direction is optional and wholly within the discretion of the Sponsor);

(c) the redemption of all of the Trust Preferred Securities in connection with the redemption of all the Junior Subordinated Notes;

(d) the entry of an order for dissolution of the Trust by a court of competent jurisdiction; or

(e) the termination of the term specified in this Trust Agreement or any extension of that term set forth in an amendment of this Trust Agreement.

Notwithstanding the preceding, any Early Termination Event as set forth in Sections (b) and (c) shall be subject to the Sponsor obtaining prior approval from the Federal Reserve if then required under applicable capital adequacy guidelines, regulations or policies of the Federal Reserve; provided that this approval requirement shall be applicable only so long as the Sponsor is subject to the supervision and regulation of the Federal Reserve. If such approval requirement shall be applicable, the determination of whether approval shall be required by the Federal Reserve shall be made by the Sponsor.

Section 9.3 Termination.

The respective obligations and responsibilities of the Trustees and the Trust continued hereby shall terminate upon the latest to occur of the following: (a) the distribution by the Property Trustee to Holders upon the liquidation of the Trust pursuant to Section 9.4, or upon the redemption of all of the Trust Securities pursuant to Section 4.2, of all amounts required to be distributed hereunder upon the final payment of the Trust Securities; (b) the payment of any expenses owed by the Trust; and (c) the discharge of all administrative duties of the Administrative Trustees, including the performance of any tax reporting obligations with respect to the Trust or the Holders.

In connection with any such termination, the Administrative Trustees shall prepare, execute and file the certificate of cancellation with the Secretary of State of the State of Delaware.

Section 9.4 Liquidation.

(a) If an Early Termination Event specified in clause (a), (b) or (d) of Section 9.2 occurs or upon the Expiration Date, the Trust shall be liquidated by the Trustees as expeditiously as the Trustees determine to be possible by distributing, after satisfaction or the making of reasonable provision for the payment of liabilities to creditors of the Trust as provided by applicable law, to each Holder a Like Amount of Junior Subordinated Notes, subject to Section 9.4(d). Notice of liquidation shall be given by the Property Trustee by first-class mail, postage prepaid mailed at least 30 days, but not more than 60 days, prior to the Liquidation Date to each Holder of Trust Securities at such Holder’s address appearing in the Securities Register. All such notices of liquidation shall:

(i) state the CUSIP number of the Trust Securities;

(ii) state the Liquidation Date;

(iii) state that from and after the Liquidation Date, the Trust Securities will no longer be deemed to be Outstanding and any Trust Securities Certificates not surrendered for exchange will be deemed to represent a Like Amount of Junior Subordinated Notes; or if Section 9.4(d) applies, a right to receive a Liquidation Distribution; and

(iv) provide such information with respect to the mechanics by which Holders may exchange Trust Securities Certificates for Junior Subordinated Notes, or if Section 9.4(d) applies receive a Liquidation Distribution, as the Administrative Trustees or the Property Trustee shall deem appropriate.

(b) Except where Section 9.2(c) or 9.4(d) applies, in order to effect the liquidation of the Trust and distribution of the Junior Subordinated Notes to Holders, the Property Trustee shall establish a record date for such distribution (which shall be not more than 45 days prior to the Liquidation Date) and, either itself acting as exchange agent or through the appointment of a separate exchange agent, shall establish such procedures as it shall deem appropriate to effect the distribution of Junior Subordinated Notes in exchange for the Outstanding Trust Securities Certificates.

(c) Except where Section 9.2(c) or 9.4(d) applies, after the Liquidation Date, (i) the Trust Securities will no longer be deemed to be Outstanding, (ii) certificates representing a Like Amount of Junior Subordinated Notes will be issued to Holders of Trust Securities Certificates, upon surrender of such certificates to the Administrative Trustees or their agent for exchange, (iii) any Trust Securities Certificates not so surrendered for exchange will be deemed to represent a Like Amount of Junior Subordinated Notes, accruing interest at the rate provided for in the Junior Subordinated Notes from the last Distribution Date on which a Distribution was made on such Trust Securities Certificates until such certificates are so surrendered (and until such certificates are so surrendered, no payments of interest or principal will be made to Holders of Trust Securities Certificates with respect to such Junior Subordinated Notes) and (iv) all rights of Holders holding Trust Securities will cease, except the right of such Holders to receive Junior Subordinated Notes upon surrender of Trust Securities Certificates.

(d) In the event that, notwithstanding the other provisions of this Section 9.4, whether because of an order for dissolution entered by a court of competent jurisdiction or otherwise, distribution of the Junior Subordinated Notes in the manner provided herein is determined by the Property Trustee not to be practical, the Trust Property shall be liquidated, and the Trust shall be dissolved, wound-up or terminated, by the Property Trustee in such manner as the Property Trustee determines. In such event, on the date of the dissolution, winding-up or other termination of the Trust, Holders will be entitled to receive out of the assets of the Trust available for distribution to Holders, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, an amount equal to the Liquidation Amount per Trust Security plus accumulated and unpaid Distributions thereon to the date of payment (such amount being the “Liquidation Distribution”). If, upon any such dissolution, winding up or termination, the Liquidation Distribution can be paid only in part because the Trust has insufficient assets available to pay in full the aggregate Liquidation Distribution, then, subject to the next succeeding sentence, the amounts payable by the Trust on the Trust Securities shall be paid on a pro rata basis (based upon Liquidation Amounts). The Holder of the Trust Common Securities will be entitled to receive Liquidation Distributions upon any such dissolution, winding-up or termination pro rata (determined as aforesaid) with Holders of Trust Preferred Securities, except that, if a Note Event of Default has occurred and is continuing, the Trust Preferred Securities shall have a priority over the Trust Common Securities.

Section 9.5 Mergers, Consolidations, Amalgamations or Replacements of the Trust.

The Trust may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other body, except pursuant to this Section 9.5. At the request of the Sponsor, with the consent of the Administrative Trustees and without the consent of the Holders of the Trust Preferred Securities, the Property Trustee or the Delaware Trustee, the Trust may merge with or into, consolidate, amalgamate, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to a trust organized as such under the laws of any state; provided, that (i) such successor entity either (a) expressly assumes all of the obligations of the Trust with respect to the Trust Preferred Securities or (b) substitutes for the Trust Preferred Securities other securities having substantially the same terms as the Trust Preferred Securities (the “Successor Securities”) so long as the Successor Securities rank the same as the Trust Preferred Securities rank in priority with respect to distributions and payments upon liquidation, redemption and otherwise, (ii) the Sponsor expressly appoints a trustee of such successor entity possessing the same powers and duties as the Property Trustee as the holder of the Junior Subordinated Notes, (iii) such transaction does not cause the Trust Preferred Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization, (iv) such transaction does not adversely affect the rights, preferences and privileges of the Holders of the Trust Preferred Securities (including any Successor Securities) in any material respect, (v) such successor entity has purposes substantially identical to that of the Trust, (vi) prior to such transaction, the Sponsor and the Property Trustee have received an Opinion of Counsel experienced in such matters to the effect that (a) such transaction does not adversely affect the rights, preferences and privileges of the Holders of the Trust Preferred Securities (including any Successor Securities) in any material respect, (b) following such transaction, neither the Trust nor such successor entity will be required to register as an investment company under the Investment Company Act and (c) such transaction will not cause the Trust or the successor entity to be classified as other than a grantor trust for United States federal income tax purposes, and (vii) the Sponsor or its permitted successor or assignee owns all of the trust common securities of such successor entity and guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantee. Notwithstanding the foregoing, the Trust shall not, except with the consent of Holders of 100% in Liquidation Amount of the Trust Preferred Securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if such transaction would cause the Trust or the successor entity to be classified as other than a grantor trust for United States federal income tax purposes.

ARTICLE X

EXPENSES

Section 10.1 Expenses. In connection with the offering, sale and issuance of the Junior Subordinated Notes to the Property Trustee on behalf of the Trust and in connection with the sale of the Trust Securities by the Trust, the Sponsor, in its capacity as borrower with respect to the Junior Subordinated Notes and Holder of the Trust Common Securities, will:

(a) pay, and reimburse the Trust in full for, all costs and expenses relating to the offering, sale and issuance of the Junior Subordinated Notes, including commissions to the underwriters payable pursuant to the Underwriting Agreement and compensation and indemnification of the Indenture Trustee under the Base Indenture in accordance with the provisions of the Base Indenture;

(b) be responsible for and will pay, and reimburse the Trust in full for, all debts and obligations (except for any obligations of the Trust to pay to the holders of any Trust Preferred Securities the amounts due such holders pursuant to the terms of the Trust Preferred Securities) and all costs and expenses of the Trust (including, but not limited to, costs and expenses relating to the organization, maintenance and dissolution of the Trust), the offering, sale and issuance of the Trust Securities (including commissions to the underwriters in connection therewith), the indemnities, fees and expenses (including counsel fees and expenses) of the Property Trustee, the Delaware Trustee, the Administrative Trustees, the Securities Registrar and the Paying Agent, the costs and expenses relating to the operation of the Trust, including, without limitation, costs and expenses of accountants, attorneys, statistical or bookkeeping services, expenses for printing and engraving and computing or accounting equipment, paying agent(s), registrar(s), transfer agent(s), duplicating, travel and telephone and other telecommunications expenses and costs and expenses incurred in connection with the acquisition, financing, and disposition of Trust assets and the enforcement by the Property Trustee of the rights of the Holders of the Junior Subordinated Notes; and

(c) pay, and reimburse the Trust in full for, any and all taxes (other than United States withholding taxes attributable to the Trust or its assets) and all liabilities, costs and other expenses with respect to such taxes of the Trust.

Such payment obligation includes any such costs, expenses or liabilities of the Trust that are required by applicable law to be satisfied in connection with a termination of the Trust.

ARTICLE XI

MISCELLANEOUS PROVISIONS

Section 11.1 Limitation of Rights of Holders.

The death, incapacity, liquidation, dissolution, termination or bankruptcy of any Person having an interest, beneficial or otherwise, in Trust Securities shall not operate to terminate this Trust Agreement, nor entitle the legal representatives or heirs of such Person or any Holder for such Person, to claim an accounting, take any action or bring any proceeding in any court for a partition or winding up of the arrangements contemplated hereby, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

Section 11.2 Amendment.

(a) This Trust Agreement may be amended from time to time by the Sponsor, the Property Trustee and the Administrative Trustees, without the consent of any Holder of the Trust Preferred Securities or the Delaware Trustee (i) to cure any ambiguity, correct or supplement any provision herein that may be defective or inconsistent with any other provision herein; provided, that such modification shall not adversely affect the interests of the Holders of the Trust Preferred Securities in any material respect; and (ii) to modify, eliminate or add to any provisions of this Trust Agreement to such extent as shall be necessary to ensure that the Trust will not be classified as other than a grantor trust for United States federal income tax purposes at all times that any Trust Preferred Securities are outstanding, or to ensure that the Trust will not be required to register as an “investment company” under the Investment Company Act or, so long as the Sponsor is subject to the supervision and regulation of the Federal Reserve, to ensure the treatment of the Trust Preferred Securities as Tier 1 capital under the prevailing Federal Reserve Board rules and regulations; provided, however, that such action shall not adversely affect in any material respect the interests of any Holder of Trust Preferred Securities.

(b) The Sponsor and the Administrative Trustees may amend this Trust Agreement without the consent of any Holder of Trust Preferred Securities, the Property Trustee or the Delaware Trustee (i) to require that Holders that are not U.S. Persons for U.S. federal income tax purposes irrevocably appoint a U.S. Person to exercise any voting rights to ensure that the Trust will not be treated as a foreign trust for U.S. federal income tax purposes, and (ii) to conform the terms of this Trust Agreement to the description of this Trust Agreement and the Trust Securities in the Prospectus Supplement.

(c) Except as provided in Section 11.2(e), any provision of this Trust Agreement may be amended by the Sponsor, the Administrative Trustees, the Property Trustee and the Delaware Trustee with the consent of Holders of at least a majority in aggregate Liquidation Amount of the Trust Preferred Securities; provided that the Trustees have received an Opinion of Counsel to the effect that such amendment or the exercise of any power granted to the Trustees in accordance with such amendment will not affect the Trust’s status as a grantor trust for U.S. federal income tax purposes or affect the Trust’s exemption from status as an “investment company” under the Investment Company Act.

(d) In addition to and notwithstanding any other provision in this Trust Agreement, without the consent of each affected Holder of Trust Preferred Securities, this Trust Agreement may not be amended to (i) change the amount or timing of any Distribution on the Trust Securities or otherwise adversely affect the amount of any Distribution required to be made in respect of the Trust Securities as of a specified date; (ii) restrict the right of a Holder of Trust Preferred Securities to institute a suit for the enforcement of any such payment on or after such date; or (iii) impair the rights of the holders of the Trust Preferred Securities to institute a Direct Action; and notwithstanding any other provision herein, without the unanimous consent of the Holders, this Section 11.2(d) may not be amended.

(e) Any such amendment shall become effective when notice thereof is given to the Property Trustee, the Delaware Trustee and the Holders of Trust Preferred Securities.

(f) Neither the Property Trustee nor the Delaware Trustee shall be required to enter into any amendment to this Trust Agreement that affects its own rights, duties or indemnities under this Trust Agreement. The Property Trustee shall be entitled to receive an Opinion of Counsel and an Officers’ Certificate stating that any amendment to this Trust Agreement is in compliance with this Trust Agreement.

Section 11.3 Separability.

In case any provision in this Trust Agreement or in the Trust Securities Certificates shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 11.4 Governing Law.

THIS TRUST AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF EACH OF THE HOLDERS, THE TRUST, THE SPONSOR AND THE TRUSTEES WITH RESPECT TO THIS TRUST AGREEMENT AND THE TRUST SECURITIES SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES. THE PROVISIONS OF SECTIONS 3540 AND 3561 OF TITLE 12 OF THE DELAWARE CODE ANNOTATED SHALL NOT APPLY TO THE TRUST.

Section 11.5 Payments Due on Non-Business Day.

If the date fixed for any payment on any Trust Security shall be a day that is not a Business Day, then such payment need not be made on such date but may be made on the next succeeding day that is a Business Day (except as otherwise provided in Sections 4.1(a) and 4.2(d)), with the same force and effect as though made on the date fixed for such payment, and no Distributions shall accumulate on such unpaid amount for the period after such date.

Section 11.6 Successors.

This Trust Agreement shall be binding upon and shall inure to the benefit of any successor to the Sponsor, the Trust and the Relevant Trustee, including any successor by operation of law. Except in connection with a consolidation, merger or sale involving the Sponsor that is permitted under Article Eight of the Base Indenture and pursuant to which the assignee agrees in writing to perform the Sponsor’s obligations hereunder, the Sponsor shall not assign its obligations hereunder.

Section 11.7 Headings.

The Article and Section headings are for convenience only and shall not affect the construction of this Trust Agreement.

Section 11.8 Reports, Notices and Demands.

Any report, notice, demand or other communication which by any provision of this Trust Agreement is required or permitted to be given or served to or upon any Holder or the Sponsor may be given or served in writing by deposit thereof, first-class postage prepaid, in the United States mail, hand delivery or facsimile transmission, in each case, addressed, (a) in the case of a Holder of Trust Preferred Securities, to such Holder of Trust Preferred Securities as such Holder’s name and address may appear on the Securities Register; and (b) in the case of a Holder of Trust Common Securities or the Sponsor, to 101 Montgomery Street, San Francisco, California 94104, Attention: Corporate Treasurer, facsimile no.: (415) 636-9892. Such notice, demand or other communication to or upon a Holder shall be deemed to have been sufficiently given or made, for all purposes, upon hand delivery, mailing or transmission.

Any notice, demand or other communication which by any provision of this Trust Agreement is required or permitted to be given or served to or upon the Property Trustee, the Delaware Trustee or the Administrative Trustees shall be given in writing addressed (until another address is published by the Trust) as follows: (a) with respect to the Property Trustee to its Corporate Trust Office; (b) with respect to the Delaware Trustee, to its address specified in Section 2.2; (c) with respect to the Administrative Trustees, to them at the address above for notices to the Sponsor, marked “Attention: Administrative Trustees of Schwab Capital Trust I and Corporate Treasurer of The Charles Schwab Corporation”; and (d) with respect to the Trust, to its principal office specified in Section 2.2, with copy to the Property Trustee. Such notice, demand or other communication to or upon the Trust or the Property Trustee shall be deemed to have been sufficiently given or made only upon actual receipt of the writing by the Trust or the Property Trustee.

The Property Trustee agrees to accept and act upon facsimile transmission of written instructions and/or directions pursuant to this Trust Agreement given by the Sponsor, provided, however, that: (i) the Sponsor, subsequent to such facsimile transmission of written instructions and/or directions, shall provide the originally executed instructions and/or directions to the Property Trustee in a timely manner and (ii) such originally executed instructions and/or directions shall be signed by an Authorized Officer of the Sponsor.

Section 11.9 Agreement Not to Petition.

Each of the Trustees and the Sponsor agree for the benefit of the Holders that, until at least one year and one day after the Trust has been terminated in accordance with Article IX, they shall not file, or join in the filing of, a petition against the Trust under any bankruptcy, insolvency, reorganization or other similar law (including, without limitation, the United States Bankruptcy Code) (collectively, “Bankruptcy Laws”) or otherwise join in the commencement of any proceeding against the Trust under any Bankruptcy Law. In the event the Sponsor takes action in violation of this Section 11.9, the Property Trustee agrees, for the benefit of Holders, that at the expense of the Sponsor, it shall file an answer with the bankruptcy court or otherwise properly contest the filing of such petition by the Sponsor against the Trust or the commencement of such action and raise the defense that the Sponsor has agreed in writing not to take such action and should be stopped and precluded therefrom and such other defenses, if any, as counsel for the Trustee or the Trust may assert. The provisions of this Section 11.9 shall survive the termination of this Trust Agreement.

Section 11.10 Trust Indenture Act; Conflict with Trust Indenture Act.

(a) This Trust Agreement is subject to the provisions of the Trust Indenture Act that are required or deemed to be part of this Trust Agreement and shall, to the extent applicable, be governed by such provisions.

(b) The Property Trustee shall be the only Trustee which is a trustee for the purposes of the Trust Indenture Act.

(c) If any provision hereof limits, qualifies or conflicts with another provision hereof which is required or deemed to be included in this Trust Agreement by any of the provisions of the Trust Indenture Act, such required or deemed provision shall control. If any provision of this Trust Agreement modifies or excludes any provision of the Trust Indenture Act which may be so modified or excluded, the latter provision shall be deemed to apply to this Trust Agreement as so modified or excluded, as the case may be.

(d) The application of the Trust Indenture Act to this Trust Agreement shall not affect the nature of the Trust Securities as equity securities representing undivided beneficial interests in the assets of the Trust.

Section 11.11 Acceptance of Terms of Trust Agreement, Guarantee and Indenture.

THE RECEIPT AND ACCEPTANCE OF A TRUST SECURITY OR ANY INTEREST THEREIN BY OR ON BEHALF OF A HOLDER OR ANY BENEFICIAL OWNER, WITHOUT ANY SIGNATURE OR FURTHER MANIFESTATION OF ASSENT, SHALL CONSTITUTE THE UNCONDITIONAL ACCEPTANCE BY THE HOLDER AND ALL OTHERS HAVING A BENEFICIAL INTEREST IN SUCH TRUST SECURITY OF ALL THE TERMS AND PROVISIONS OF THIS TRUST AGREEMENT AND AGREEMENT TO THE SUBORDINATION PROVISIONS AND OTHER TERMS OF THE GUARANTEE AND THE INDENTURE, AND SHALL CONSTITUTE THE AGREEMENT OF THE TRUST, SUCH HOLDER AND SUCH OTHERS THAT THE TERMS AND PROVISIONS OF THIS

TRUST AGREEMENT SHALL BE BINDING, OPERATIVE AND EFFECTIVE AS BETWEEN THE TRUST AND SUCH HOLDER AND SUCH OTHERS.

Section 11.12 Waiver of Jury Trial.

EACH OF THE SPONSOR AND THE PROPERTY TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.

Section 11.13 Force Majeure.

In no event shall the Property Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services affecting the banking industry generally; it being understood that the Property Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 11.14 Counterparts.

This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

* * * *

IN WITNESS WHEREOF, the parties hereof have entered into this Trust Agreement as of the date first above written.

THE CHARLES SCHWAB CORPORATION

By:	/s/ Carrie Dolan
Name:	Carrie L. Dolan
Title:	Senior Vice President and Treasurer

THE BANK OF NEW YORK TRUST COMPANY, N.A., as Property Trustee

By:	/s/ Melonee Young
Name:	Melonee Young
Title:	Vice President

THE BANK OF NEW YORK (DELAWARE), as Delaware Trustee

By:	/s/ JoAnn C. DiOssi
Name:	JoAnn C. DiOssi
Title:	Vice President

By:	/s/ Carrie Dolan
Name:	Carrie Dolan
Administrative Trustee

By:	/s/ Geoffrey Huggins
Name:	Geoffrey Huggins
Administrative Trustee

By:	/s/ Bruce Marcellus
Name:	Bruce Marcellus
Administrative Trustee

EXHIBIT A

CERTIFICATE OF TRUST

A-1

CERTIFICATE OF TRUST

OF SCHWAB CAPITAL TRUST I

THIS Certificate of Trust of Schwab Capital Trust I (the “Trust”) is being duly executed and filed by Chase Manhattan Bank USA, National Association, as trustee, to form a statutory trust under the Delaware Statutory Trust Act (12 Del. C. §3801 et seq.)(the “Act”).

1. Name. The name of the statutory trust formed hereby is Schwab Capital Trust I.

2. Delaware Trustee. The name and business address of the trustee of the Trust in the State of Delaware is Chase Manhattan Bank USA, National Association, Attention: Institutional Trust Services, 500 Stanton Christiana Road, OPS4/3rd Floor, Newark, Delaware 19713.

3. Effective Date. This Certificate of Trust shall be effective upon filing.

IN WITNESS WHEREOF, the undersigned has executed this Certificate in accordance with Section 3811(a) of the Act.

CHASE MANHATTAN BANK USA, NATIONAL ASSOCIATION,
as Trustee

By:	/s/ John J. Cashin
Name:	JOHN J. CASHIN
Title:	VICE-PRESIDENT

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF TRUST

OF

SCHWAB CAPITAL TRUST I

THIS Certificate of Amendment of Schwab Capital Trust I (the “Trust”), is being duly executed and filed by the undersigned trustee to amend a certificate of trust of a statutory trust formed under the Delaware Statutory Trust Act (the “Act”).

1. Name. The name of the Trust is Schwab Capital Trust I.

2. Amendment of Trust. The Certificate of Trust of the Trust is hereby amended by changing the name and address of the trustee of the Trust in the State of Delaware to The Bank of New York (Delaware), White Clay Center, Route 273, Newark, Delaware 19711.

3. Effective Date. This Certificate of Amendment shall be effective upon filing.

IN WITNESS WHEREOF, the undersigned trustee of the Trust has executed this Certificate of Amendment in accordance with Section 3811(a)(2) of the Act.

THE BANK OF NEW YORK (DELAWARE),
not in its individual capacity but solely as trustee

By:	/s/ Kristine K. Gullo
Name:	Kristine K. Gullo
Title:	Vice President

EXHIBIT B

FORM OF TRUST COMMON SECURITY CERTIFICATE

THIS CERTIFICATE IS NOT TRANSFERABLE EXCEPT IN COMPLIANCE WITH APPLICABLE LAW AND THE TRUST AGREEMENT

Certificate Number: 1	Number of Trust Common Securities: 10

Certificate Evidencing Trust Common Securities

of

Schwab Capital Trust I

Fixed to Floating Rate Trust Common Securities

(liquidation amount $1,000 per Trust Common Security)

Schwab Capital Trust I, a statutory trust formed under the laws of the State of Delaware (the “Trust”), hereby certifies that The Charles Schwab Corporation, a Delaware corporation (the “Sponsor”), is the registered owner of 10 trust common securities of the Trust representing undivided beneficial interests in the assets of the Trust designated the Fixed to Floating Rate Trust Common Securities (the “Trust Common Securities”) (liquidation amount of $1,000 per Trust Common Security). Except in accordance with Section 5.10 of the Trust Agreement (as defined below), the Trust Common Securities are not transferable and any attempted transfer hereof shall be void. The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Trust Common Securities represented hereby are issued and shall in all respects be subject to the provisions of the Second Amended and Restated Trust Agreement dated as of October 5, 2007 as the same may be amended from time to time, among The Charles Schwab Corporation, as Sponsor, The Bank of New York Trust Company, N.A., as Property Trustee, The Bank of New York (Delaware), as Delaware Trustee, the Administrative Trustees named therein, and the Holders (the “Trust Agreement”). The Holder is entitled to the benefits of the Guarantee Agreement, dated as of October 5, 2007 (the “Guarantee”), entered into by the Sponsor, as Guarantor, and the Bank of New York Trust Company, N.A., as guarantee trustee, to the extent provided therein. Capitalized terms used herein but not defined shall have the meaning given to them in the Trust Agreement. The Trust will provide a copy of the Trust Agreement and the Guarantee to a Holder without charge upon written request to the Trust at its principal place of business.

Upon receipt of this certificate, the Holder is bound by the Trust Agreement and is entitled to the benefits thereunder.

IN WITNESS WHEREOF, one of the Administrative Trustees of the Trust has executed this certificate on behalf of the Trust this 5th day of October, 2007.

SCHWAB CAPITAL TRUST I

By:
Name:
Administrative Trustee

This is one of the Trust Common Securities referred to in the within-mentioned Trust Agreement.

THE BANK OF NEW YORK TRUST COMPANY, N.A., as Property Trustee

By:
Name:
Title:	Authorized Officer

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto:

PLEASE INSERT SOCIAL SECURITY
OR OTHER IDENTIFYING NUMBER OF ASSIGNEE:

PLEASE PRINT OR TYPEWRITE NAME AND
ADDRESS INCLUDING ZIP CODE OF ASSIGNEE:

the within Trust Common Security and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer said Trust Common Security on the Security Register of the Trust, with full power of substitution in the premises.

If an individual:

If executed by an entity (list entity):

NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Trust Common Security in every particular, without alteration or enlargement or any change whatever.

EXHIBIT C

FORM OF TRUST PREFERRED SECURITY CERTIFICATE

THIS TRUST PREFERRED SECURITIES CERTIFICATE IS A BOOK-ENTRY TRUST PREFERRED SECURITIES CERTIFICATE WITHIN THE MEANING OF THE TRUST AGREEMENT HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY (THE “DEPOSITORY”) OR A NOMINEE OF THE DEPOSITORY. THIS TRUST PREFERRED SECURITY IS EXCHANGEABLE FOR TRUST PREFERRED SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE TRUST AGREEMENT AND NO TRANSFER OF THIS TRUST PREFERRED SECURITY (OTHER THAN A TRANSFER OF THIS TRUST PREFERRED SECURITY AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES.

UNLESS THIS TRUST PREFERRED SECURITIES CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK) TO SCHWAB CAPITAL TRUST I OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY TRUST PREFERRED SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, AND ANY PAYMENT HEREON IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

Certificate Number: 1	Number of Trust Preferred Securities: 300,000

CUSIP NO. 808510 AA9

Certificate Evidencing Trust Preferred Securities

of

Schwab Capital Trust I

Fixed to Floating Rate Trust Preferred Securities

(liquidation amount $1,000 per Trust Preferred Security)

Schwab Capital Trust I, a statutory trust formed under the laws of the State of Delaware (the “Trust”), hereby certifies that Cede & Co. (the “Holder”) is the registered owner of 300,000 trust preferred securities of the Trust representing an undivided beneficial interest in the assets of the Trust and designated the Schwab Capital Trust I Fixed to Floating Rate Trust Preferred Securities (liquidation amount $1,000 per Trust Preferred Security) (the “Trust Preferred Securities”). The Trust Preferred Securities are transferable on the books and records of the Trust, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer as provided in Section 5.4 of the Trust Agreement (as defined below). The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Trust Preferred Securities are set forth in, and this certificate and the Trust Preferred Securities represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Second Amended and Restated Trust Agreement of the Trust, dated as of October 5, 2007, as the same may be amended from time to time, among The Charles Schwab Corporation, as Sponsor, The Bank of New York Trust Company, N.A., as Property Trustee, The Bank of New York (Delaware), as Delaware Trustee, the Administrative Trustees named therein, and the Holders (the “Trust Agreement”) including the designation of the terms of Trust Preferred Securities as set forth therein. The Holder is entitled to the benefits of the Guarantee Agreement, dated as of October 5, 2007 (the “Guarantee”), entered into by the Sponsor, as Guarantor, and The Bank of New York Trust Company, N.A., as guarantee trustee, to the extent provided therein. Capitalized terms used herein but not defined shall have the meaning given to them in the Trust Agreement. The Trust will furnish a copy of the Trust Agreement and the Guarantee to the Holder without charge upon written request to the Trust at its principal place of business or registered office.

Upon receipt of this certificate, the Holder is bound by the Trust Agreement and is entitled to the benefits thereunder.

IN WITNESS WHEREOF, one of the Administrative Trustees of the Trust has executed this certificate on behalf of the Trust this 5th day of October, 2007.

SCHWAB CAPITAL TRUST I

By:
Name:
Administrative Trustee

This is one of the Trust Preferred Securities referred to in the within-mentioned Trust Agreement.

THE BANK OF NEW YORK TRUST COMPANY, N.A., as Property Trustee

By:
Name:
Title:	Authorized Officer

ASSIGNMENT

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM—as tenants in common

TEN ENT—as tenants by the entireties

JT TEN—as joint tenants with right if survivorship and not as tenants in common

UNIF GIFT MIN ACT—	Custodian

	(Cust)	(Minor)

Under Uniform Gifts to Minors Act

(State)

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto:

PLEASE INSERT SOCIAL SECURITY
OR OTHER IDENTIFYING NUMBER OF ASSIGNEE:

PLEASE PRINT OR TYPEWRITE NAME AND
ADDRESS INCLUDING ZIP CODE OF ASSIGNEE:

the within Trust Preferred Security and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer said Trust Preferred Security on the Security Register of the Trust, with full power of substitution in the premises.

If an individual:

If executed by an entity (list entity):

By:
Title:
Print Name:

NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Trust Preferred Security in every particular, without alteration or enlargement or any change whatever.

SCHWAB CAPITAL TRUST I

Certain Sections of this Trust Agreement relating to

Sections 310 through 318 of the

Trust Indenture Act of 1939:

Trust Indenture Act Section	Trust Agreement Section
(S) 310(a)(1)	8.7
(a)(2)	8.7
(a)(3)	8.9
(a)(4)	2.7(a)(ii)(E)
(b)	8.8
(S) 311(a)	8.13
(b)	8.13
(c)	Not Applicable
(S) 312(a)	8.15
(b)	8.15
(c)	5.7
(S) 313(a)	8.14(a)
(b)	8.14(b)
(c)	8.14(c)
(d)	8.14(c)
(S) 314(a)	8.15
(b)	Not Applicable
(c)(1)	8.16
(c)(2)	8.16
(c)(3)	Not Applicable
(d)	Not Applicable
(e)	1.1, 8.16
(f)	Not Applicable
(S) 315(a)	8.1(a), 8.3(a)
(b)	8.2,
(c)	8.1(d)(iii)(B)
(d)	8.1(d), 8.1(a), 8.3(a)
(e)	Not Applicable
(S) 316(a)	Not Applicable
(a)(1)(A)	Not Applicable
(a)(1)(B)	Not Applicable
(a)(2)	Not Applicable
(b)	5.14

Trust Indenture Act Section	Trust Agreement Section
(c)	6.7
(S) 317(a)(1)	Not Applicable
(a)(2)	Not Applicable
(b)	5.9
(S) 318(a)	11.10

Note: This reconciliation and tie sheet shall not, for any purpose, be deemed to be a part of the Trust Agreement.